UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

JAMF HOLDING CORP.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dear Fellow Shareholders,
We are pleased to invite you to attend the 2025 Annual Meeting of Shareholders of Jamf Holding Corp. (“Jamf” or the “Company”) to be held on Tuesday, June 10, 2025, at 8:30 a.m. (CDT). This year’s Annual Meeting will once again be conducted virtually, via live audio webcast. We are pleased to provide shareholders with the opportunity to participate in the annual meeting online via the Internet in a virtual-only meeting format to facilitate shareholder attendance and provide a consistent experience to all shareholders regardless of location. The live audio webcast of the Annual Meeting will be accessible at www.virtualshareholdermeeting.com/JAMF2025, where you will also be able to submit questions and vote online. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the voting instruction form accompanying these proxy materials.
The accompanying Proxy Statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect each of Dean Hager and Martin Taylor as Class II directors to serve on the Board of Directors until the 2028 Annual Meeting and until their successors are duly elected and qualified;

2.
to approve, by an advisory vote, Jamf’s executive compensation (i.e., “say-on-pay” proposal);

3.
to ratify the appointment of Ernst & Young LLP as Jamf’s independent registered public accounting firm for the year ending December 31, 2025; and

4.
to transact other business as may properly come before the meeting or any adjournment or postponement of the meeting.

We will provide access to our proxy materials via the Internet at www.proxyvote.com rather than in hard copy. We will mail a notice containing instructions on how to access the accompanying Proxy Statement and our fiscal year 2024 Annual Report on or about April 30, 2025 to all shareholders entitled to vote at the Annual Meeting. Shareholders who prefer a paper copy of the proxy materials may request one on or before May 27, 2025 by following the instructions provided in the notice we will send.
Our Board has set the record date as April 14, 2025. Only shareholders that owned Jamf common stock at the close of business on the record date are entitled to notice of and may vote at this meeting or any adjournment or postponement of the meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form, as applicable. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
John Strosahl
Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
The 2025 annual meeting of shareholders of JAMF HOLDING CORP. will be held via the Internet at www.virtualshareholdermeeting.com/JAMF2025 on Tuesday, June 10, 2025, at 8:30 a.m. (CDT) for the following purposes:
1.
to elect each of Dean Hager and Martin Taylor as Class II directors to serve on the Board of Directors until the 2028 Annual Meeting and until their successors are duly elected and qualified;

2.
to approve, by an advisory vote, Jamf’s executive compensation (i.e., “say-on-pay” proposal);

3.
to ratify the appointment of Ernst & Young LLP as Jamf’s independent registered public accounting firm for the year ending December 31, 2025; and

4.
to transact other business as may properly come before the meeting or any adjournment or postponement of the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June 10, 2025, at 100 Washington Ave S, Suite 900, Minneapolis, MN 55401, and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JAMF2025.
The Proxy Statement is first being delivered to shareholders of record on or about April 30, 2025.
By Order of the Board of Directors
Jeff Lendino
Chief Legal Officer and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2025
The notice of annual meeting, the Proxy Statement and our fiscal year 2024 annual report are available on our website at https://ir.jamf.com/. Additionally, in accordance with the SEC rules, you may access our proxy materials free of charge at www.proxyvote.com.

i

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board of Directors (the “Board”) of Jamf Holding Corp. (“Jamf” or the “Company”) is soliciting your proxy to vote at our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) (or at any adjournment or postponement of the meeting). Shareholders who own shares of our common stock as of close of business on the record date, April 14, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Jamf.
Notice of Internet Availability of Proxy Materials.   As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this Proxy Statement and our Annual Report available to our shareholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) contains instructions on how to access this Proxy Statement and our Annual Report and how to vote online or by telephone. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Householding.   The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one Notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. Each registered shareholder will, however, continue to receive separate proxy cards. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Corporate Issuer Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q: Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Jamf had 131,818,239 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:
1.
the election of each of Dean Hager and Martin Taylor as Class II directors to serve on the Board until the 2028 Annual Meeting and until their successors are duly elected and qualified;

2.
the approval, by an advisory vote, of Jamf’s say-on-pay proposal;

3.
the ratification of the appointment of Ernst & Young LLP as Jamf’s independent registered public accounting firm for the year ending December 31, 2025; and

4.
any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.
FOR the election of each of Dean Hager and Martin Taylor as Class II directors;

2.
FOR the approval, by an advisory vote, of Jamf’s say-on-pay proposal; and

3.
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Q: How do I cast my vote?
Beneficial Shareholders.   If you hold your shares through a broker, trustee, or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders.   If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/JAMF2025. You will need your unique 16-digit control number included on your Notice or proxy card. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.
via the Internet at www.proxyvote.com;

2.
by telephone by calling 1-800-690-6903; or

3.
by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (EDT) on June 9, 2025.
Q: Can I access the proxy materials electronically?
Yes. Your Notice, proxy card or voting instruction form will contain instructions on how to:
1.
view our proxy materials for the Annual Meeting on the Internet; and

2.
instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com and our proxy materials will be available during the voting period starting on April 30, 2025.
Instead of receiving future copies of our proxy statements and annual reports by mail, shareholders of record, and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Shareholders.   Beneficial shareholders should contact their broker, trustee, or nominee for instructions on how to change their proxy vote.
Registered Shareholders.   Registered shareholders may change their vote or revoke a properly executed proxy at any time before its exercise at the Annual Meeting:
1.
via the Internet at www.proxyvote.com;

2.
by telephone by calling 1-800-690-6903;

3.
by signing and returning a later-dated proxy card; or

4.
by voting at the Annual Meeting.

Q: How can I attend the Annual Meeting?
The Annual Meeting is being held as a virtual-only meeting. If you are a shareholder of record as of the Record Date and have logged in using your 16-digit control number, you may attend, vote, and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/JAMF2025. The control number is included in the Notice or on your proxy card.
If you are not a shareholder as of the Record Date or do not have a control number, you may listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. A webcast replay of the Annual Meeting will also be archived on www.virtualshareholdermeeting.com/JAMF2025.
Q: What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Ahead of the Annual Meeting, participants should log in to ensure a strong internet connection and that streaming audio can be heard.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 8:15 a.m. CDT and until the end of the meeting.
Q: Why is the Annual Meeting virtual only?
We have held virtual only annual meetings since our initial public offering (“IPO”), and we are excited to continue using this format to provide ease of access, real-time communication, and cost savings for our shareholders and our company. Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world.
Q: How many shares must be present to transact business at the Annual Meeting?
A quorum of our shareholders must be present at the Annual Meeting for any business to be conducted. Under our amended and restated bylaws (the “Bylaws”), the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy or voting instruction form, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, the chair of the Annual Meeting or the holders of a majority of the voting power, present in person or represented by proxy and entitled to vote at the Annual Meeting, may adjourn the Annual Meeting until a quorum is present or represented by proxy.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 — ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes “FOR” at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees because directors are elected by a plurality of the votes cast at the Annual Meeting. If you are a beneficial shareholder, your bank or broker is not permitted to vote your shares on this proposal if voting instructions are not received from you (this is commonly referred to as a “broker non-vote”). Broker non-votes are not considered votes cast and, therefore, will not impact the election of the nominees.
PROPOSAL 2 — NON-BINDING ADVISORY APPROVAL OF THE SAY-ON-PAY PROPOSAL
The affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote thereon will constitute the shareholders’ non-binding approval with respect to the say-on-pay proposal. Although the results will not be binding on the Compensation and Nominating Committee or the Board, the Compensation and Nominating Committee and the Board will consider the results of the shareholder vote when making future decisions regarding executive compensation. Abstentions will be counted as shares present and entitled to vote on Proposal 2 and therefore will have the same effect as a vote against Proposal 2. The say-on-proposal is not considered a “routine” matter, and therefore, if you are a beneficial shareholder and your bank, broker, or other nominee does not receive instructions from you, they may not vote your shares on your behalf (a “broker non-vote”). Broker non-votes will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 2 and, therefore, will have no effect on Proposal 2.
PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve Proposal 3. Abstentions will be counted as shares present and entitled to vote on Proposal 3 and will therefore have the same effect of a negative vote as a vote against Proposal 3. Since this is a “routine” matter, we do not expect there to be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q: What is the deadline for submitting a shareholder proposal or director nomination for our Annual Meeting to be held in 2026?
Shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in Jamf’s proxy statement and form of proxy for Jamf’s annual meeting of shareholders to be held in 2026 must be received by the Chief Legal Officer and Secretary at Jamf’s principal executive offices at 100 Washington Ave S, Suite 900, Minneapolis, MN 55401, no later than December 30, 2025.
Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2026 (other than pursuant to Rule 14a-8) must provide written notice of such nomination or proposal to the Chief Legal Officer and Secretary at Jamf’s principal executive offices no later than the close of business on March 12, 2026 and not earlier than the close of business on February 10, 2026, assuming Jamf does not change the date of the 2026 annual meeting of shareholders by more than 30 days before or after the anniversary of the Annual Meeting. If so, then Jamf’s Chief Legal Officer and Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2026 annual meeting of shareholders and not later than the close of business on the later of the 10th calendar day following the day on which public announcement of the date of 2026 annual meeting of shareholders is first made by Jamf or the 90th calendar day prior to the date of the 2026 annual meeting. Any shareholder proposal or director nomination must comply with the other provisions of Jamf’s Bylaws and be submitted in writing to the Chief Legal Officer and Secretary at Jamf’s principal executive offices.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must also provide written notice to the Chief Legal Officer and Secretary that sets forth the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to Jamf at its principal executive offices, no later than April 11, 2026.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of eleven directors. Our Second Amended and Restated Certificate of Incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The current term of our Class II directors expires at this Annual Meeting and directors Dean Hager and Martin Taylor are standing for re-election at the Annual Meeting. Directors Virginia Gambale and Charles Guan are not standing for re-election at the expiration of their terms at the Annual Meeting, and as a result, effective at the Annual Meeting, the Board will reduce its size to nine directors.
The following table sets forth the director class, name, age as of April 14, 2025, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
David Breach	I	58	Director	2020	2027	—
Michael Fosnaugh	I	46	Chair	2017	2027	—
Christina Lema	I	45	Director	2020	2027	—
John Strosahl	I	58	Chief Executive Officer and Director	2023	2027	—
Virginia Gambale	II	65	Director	2021	2025	—
Charles Guan	II	38	Director	2017	2025	—
Dean Hager	II	58	Director	2017	2025	2028
Martin Taylor	II	55	Director	2017	2025	2028
Andre Durand	III	57	Director	2017	2026	—
Kevin Klausmeyer	III	66	Director	2019	2026	—
Vina Leite	III	55	Director	2021	2026	—
We believe that in order for our Board to effectively guide us to long-term sustainable and dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, and strategic planning. Additionally, we desire that the Board has specific knowledge related to our industry, such as expertise in software and technology. The Compensation and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the Board’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, age, skills, background and experience in the context of the needs of the Board. The Compensation and Nominating Committee believes that a variety of backgrounds and viewpoints is an important attribute for a director nominee. We do not have a policy on board composition, however, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with a variety of backgrounds, viewpoints, accomplishments, cultural background, and professional expertise, among other factors. The Compensation and Nominating Committee also will consider a combination of factors for each director, including: (a) the nominee’s ability to represent all shareholders without a conflict of interest; (b) the nominee’s ability to work in and promote a productive environment; (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director; (d) whether the nominee has demonstrated the high level of character, ethics, and integrity expected by the Company; (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company; and (f) the nominee’s ability to apply sound and independent business judgment.
The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in our Code of Ethics, our Corporate Governance Guidelines, and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions; a keen awareness of our business and social realities of the environment in which we operate; the independence and high performance standards necessary to fulfill the Board’s oversight function; and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify each director to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for Jamf and its shareholders, and guide the long-term sustainable, dependable performance of Jamf.
Subject to any earlier resignation or removal in accordance with the terms of our Certificate, our Class I directors will serve until our 2027 annual meeting of shareholders and our Class III directors will serve until our 2026 annual meeting of shareholders. Our Class II directors will serve until this Annual Meeting of shareholders, and Dean Hager and Martin Taylor are standing for election in connection therewith. In addition, our Certificate provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon, voting together as a single class for so long as Vista Equity Partners (“Vista”) holds in the aggregate (directly or indirectly) 40% or more of voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors (“Voting Stock”). If Vista no longer holds in the aggregate (directly or indirectly) 40% or more of our Voting Stock, then our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the voting power of our outstanding shares of stock entitled to vote thereon. In addition, our Bylaws provide that a majority of the directors nominated or designated for nomination by Vista may designate the Chair of the Board for so long as Vista beneficially owns (directly or indirectly) at least 30% or more of the voting power of the Voting Stock.
Director Nomination Agreement
In connection with our IPO, we entered into a director nomination agreement (as amended and restated, the “Director Nomination Agreement”) with Vista that provides Vista the right to designate nominees for election to our Board for so long as Vista beneficially owns 5% or more of the total number of shares of our common stock that it owned immediately prior to the completion of our IPO. Vista may also assign its designation rights under the Director Nomination Agreement to an affiliate. The Director Nomination Agreement specifically provides Vista the right, but not the obligation, to designate: (i) all of the nominees for election to our Board for so long as Vista beneficially owns 40% or more of the total number of shares of our common stock beneficially owned by Vista immediately prior to the completion of our IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization (such amount of shares, as adjusted, the “Original Amount”); (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Vista beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Vista beneficially owns at least 20% and less than 30% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Vista beneficially owns at least 10% and less than 20% of the Original Amount; and (v) one director for so long as Vista beneficially owns at least 5% and less than 10% of the Original Amount (the “Designation Provisions”). In each case, Vista’s nominees must comply with applicable law and stock exchange rules, as well as our Corporate Governance Guidelines. In addition, Vista is entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of the director’s term regardless of Vista’s beneficial ownership at such time. Vista also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules, as well as our Corporate Governance Guidelines. The Director Nomination Agreement also allows Vista to nominate additional directors if the size of our Board is increased so that following such expansion the number of Vista directors still aligns with the Designation Provisions. This agreement will terminate at such time as Vista owns less than 5% of the Original Amount.
Shareholder Nominations and Recommendations for Director Nominees
The Compensation and Nominating Committee will consider shareholder nominations for membership on the Board. For the 2026 annual meeting of shareholders, nominations may be submitted to Jamf Holding Corp., 100 Washington Ave S, Suite 900, Minneapolis, MN 55401, Attn: Chief Legal Officer and Secretary, and such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. Nominations must be in writing and must comply with the timing and other requirements set forth in our Bylaws and under Rule 14a-19(b) of the Exchange Act, if applicable, described in the section entitled “Commonly Asked Questions and Answers About the Annual Meeting — Q: What is the deadline for submitting a shareholder proposal or director nomination for our Annual Meeting to be held in 2026?”.
The Compensation and Nominating Committee will also consider as potential candidates individuals recommended by shareholders. Recommendations concerning individuals proposed for consideration should be addressed to Jamf Holding Corp., 100 Washington Ave S, Suite 900, Minneapolis, MN 55401, Attn: Chief Legal Officer and Secretary and should include a personal biography of the suggested candidate and an indication of the background of the suggested candidate.
When filling a vacancy on the Board, the Compensation and Nominating Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further expand the collective experience and backgrounds represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Dean Hager	II	58	Director	2017	2025	2028
Martin Taylor	II	55	Director	2017	2025	2028
Each nominee was recommended for election by the Compensation and Nominating Committee and nominated by the Board to be considered by our shareholders.
Each nominee has consented to be named in this Proxy Statement and has agreed to serve if elected. If, before the Annual Meeting, any nominee becomes unable to serve, or for good cause, chooses not to serve, the Board may nominate a substitute. In the event a substitute is nominated, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy remain unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
The Board Recommends that you vote “FOR” each of the Class II director nominees.
Director Nominees to Serve for a Three-Year Term Expiring at the 2028 Annual Meeting:
Dean Hager has served on our Board since November 2017. Mr. Hager previously served as the Chief Executive Officer of Jamf from 2015 until his retirement in September 2023. Prior to Jamf, Mr. Hager was the Chief Executive Officer of Kroll Ontrack, a market leader in providing data recovery and e-discovery solutions, from January 2012 until May 2014. Prior to this, Mr. Hager worked at Lawson Software, a publicly-traded software company which was acquired by Infor, where he held various executive roles, and he also worked at IBM. Mr. Hager holds a bachelor’s degree in computer science and mathematics from St. Cloud State University and a master’s degree in management from St. Mary’s University. The Board believes that Mr. Hager’s experience as our former Chief Executive Officer, his executive experience at other software companies, and his experience as an executive at a publicly traded company make him a valuable member of our Board.
Martin Taylor has served on our Board since September 2017. Mr. Taylor joined Vista in 2006. Mr. Taylor is a Senior Managing Director at Vista, Co-Head of the Foundation Funds and sits on its Investment Committee. Additionally, Mr. Taylor serves as a member of Vista’s Executive Committee, the firm’s governing and decision-making body for matters affecting its overall management and strategic direction, and Vista’s Private Equity Management Committee, the firm’s governing and decision-making body for the overall management of Vista’s private equity platform. Mr. Taylor currently sits on the boards of AlertMedia, ARCOS, Bonterra, Critical Start, Integral Ad Science Holding Corp. (NASDAQ: IAS), Nasuni Corporation, NAVEX Global Inc., StarRez Global Pty Ltd, TigerConnect, Inc., TRG Screen, Inc., and Vivid Seats (NASDAQ: SEAT) and has served on numerous other boards during his tenure, including Ping Identity Holding Corp. (formerly NASDAQ: PING), from 2018 until its take private transaction in October 2022. Previously at Vista, Mr. Taylor was a Managing Director and drove a variety of cross-fund and cross-portfolio initiatives. He was the initial President of Vista Consulting Group, where he was instrumental in building and scaling the Firm’s value creation infrastructure, formalizing Vista’s portfolio engagement model and developing many of Vista’s best practices. Prior to Vista, Mr. Taylor had most recently served as a Corporate Vice President at Microsoft (NASDAQ: MSFT), where he spent over 13 years and managed corporate strategy, sales, product marketing and various segment-focused teams in North America and Latin America during that time. Mr. Taylor also served as Chief of Staff and Director of Business Strategy, working directly for Microsoft Chief Executive Officer Steve Ballmer, whom he assisted with strategic projects and long-term planning for the corporation. Outside of Vista, Mr. Taylor is passionate about advancing access and creating opportunities for those who have traditionally been underrepresented across the business community. He sits on Milken Institute’s Executive Council for Diversity, Equity and

Inclusion in Asset Management and The University of Texas President’s Austin Innovation Board that supports efforts to unlock student potential through experiential learning and strong college-to-career programming. Mr. Taylor attended George Mason University. Mr. Taylor’s extensive experience in the areas of corporate strategy, technology, finance, marketing, business transactions and mergers and acquisitions, as well as his experience serving on the boards of other technology and software companies, make him a valuable member of our Board.
Continuing Directors:
Andre Durand has served on our Board since November 2017. Mr. Durand is the founder and the Chief Executive Officer of Ping Identity Corporation. Mr. Durand was a director at Ping Identity Corporation’s parent company, Ping Identity Holding Corp., until its take private transaction in October 2022. In addition to Ping Identity, Mr. Durand founded the identity industry conference Identiverse, and prior to that he founded Jabber, Inc., a messaging platform acquired by Cisco Systems, Inc. in 2008. Mr. Durand has bachelor’s degrees in biology and economics from the University of California at Santa Barbara. The Board believes that Mr. Durand’s extensive knowledge of technology business and strategy, as well as his experience in the security industry through his leadership role as the Chief Executive Officer of Ping Identity Corporation, make him a valuable member of our Board.
David Breach has served on our Board since July 2020. Mr. Breach joined Vista in 2014 and is Vista’s President and Chief Operating Officer. He currently sits on Vista’s Executive Committee, the firm’s governing and decision-making body for matters affecting its overall management and strategic direction, as well as Vista’s Private Equity Management and Private Equity Funds’ Investment Committees. Mr. Breach is the Co-Chief Executive Officer of VistaOne, Vista’s evergreen private equity vehicle, and serves on its Investment Committee and Board of Directors. Mr. Breach also sits on the boards of Vista portfolio companies EagleView Technology Corporation, Solera Holdings, Inc., and STATS LLC (d/b/a STATS Perform). Mr. Breach previously served on the boards of DealerSocket, Inc., Mediaocean LLC, Vertafore, Inc., Ping Identity Holding Corp., prior to its take private transaction in October 2022, Datto Holding Corp., prior to its take private transaction in June 2022, and Cvent Holding Corp., prior to its take private transaction in June 2023. Prior to joining Vista, Mr. Breach worked as a senior corporate partner with the law firm Kirkland & Ellis LLP from 2000 to 2014, where his practice focused on the representation of private equity funds in all aspects of their business. While at Kirkland & Ellis LLP, Mr. Breach was a member of its 15-person global executive management committee and was a founding partner of its San Francisco office. During Mr. Breach’s tenure, Kirkland & Ellis LLP’s Northern California practice grew to over 250 employees. Mr. Breach received a bachelor of business administration in marketing from Eastern Michigan University and received a J.D. from the University of Michigan, magna cum laude, Order of the Coif. Mr. Breach is currently a member of the State Bars of California, Illinois and Michigan. The Board believes that Mr. Breach’s extensive experience in the areas of corporate strategy, private equity and firm governance, as well as his experience on the boards of other companies, make him a valuable member of our Board.
Michael Fosnaugh has served on our Board since September 2017 and currently serves as the Chair of our Board. Mr. Fosnaugh is a Senior Managing Director at Vista. Mr. Fosnaugh is Co-Head of the Chicago office, is the Co-Head of Vista’s Flagship Fund, and is a member of the Executive Committee and the Flagship Funds’ Investment Committee. Mr. Fosnaugh was actively involved in Vista’s investments in Advicent, Forcepoint, Mediaocean, MRI Software, Numerator, SirsiDynix, Sunquest Information Systems, Websense and Zywave. Prior to joining Vista in 2005, Mr. Fosnaugh worked in the Technology, Media & Telecommunications group at SG Cowen & Co., a financial firm, where he focused on the software, services and financial technology sectors. While at SG Cowen, Mr. Fosnaugh advised clients on buy-side and sell-side transactions, public and private equity financings and other strategic advisory initiatives. Mr. Fosnaugh currently serves on the boards of Integral Ad Science Holding Corp. (NASDAQ: IAS), and several of Vista’s private portfolio companies, including Acquia Inc., Alegeus Technologies Holdings Corp., Applause App Quality, Inc., CentralSquare Technologies, LLC, EAB Global Inc., EngageSmart, Inc., Greenway Health, LLC, InvoiceCloud, Inc., JAGGAER, LLC, KnowBe4, Inc., Model N, Inc., PlanSource Benefits Administration, Inc., Securonix, Inc., SmartBear Software, Inc., STATS LLC (d/b/a STATS Perform), and TripleLift Inc. Mr. Fosnaugh also previously served on the Board of Ping Identity Holding Corp., prior to its take private transaction in October 2022. Mr. Fosnaugh received a bachelor’s degree, cum laude, in economics from Harvard College. The Board believes that Mr. Fosnaugh’s extensive experience in the areas of corporate strategy, technology, finance, marketing, business transactions and software investments, as well as his experience working with other technology and software companies, make him a valuable member of our Board.
Christina Lema has served on our Board since November 2020. Ms. Lema has been with Vista since February 2012 and currently serves as Managing Director, Deputy Chief Legal Officer and General Counsel. She also serves as a member of Vista’s Private Equity Management Committee, Vista’s governing and decision-making body for the overall management of Vista’s private equity platform. Ms. Lema currently serves on the board of directors of Integral Ad Science Holding Corp. (NASDAQ: IAS), Greenway Health, Mindbody, Inc., and TripleLift, Inc. Ms. Lema also previously served on the board of Datto Holding Corp. (formerly NYSE: MSP), prior to its take private transaction in June 2022. Ms. Lema earned a bachelor’s degree in Economics and Spanish from the University of Pennsylvania and a J.D. from the Columbia University School of Law. Ms. Lema is currently a member of the State Bar of California. The Board believes that Ms. Lema’s expertise in legal matters and experience working with similar companies, as well as her experience on the boards of other companies, make her a valuable member of our Board.
John Strosahl has served as our Chief Executive Officer and as a member of our Board since September 2023. Before assuming his current role, Mr. Strosahl served as our Chief Operating Officer from January 2020 to September 2023, our President from January 2022 to September 2023, and our Chief Revenue Officer from October 2015 until January 2020. Prior to joining Jamf, Mr. Strosahl was a Vice President at eBay Inc. from November 2013 until October 2015. Prior to joining eBay, Mr. Strosahl held various executive roles at Digital River, Inc., a global e-commerce company. Mr. Strosahl currently serves on the board of PROS Holdings, Inc. (NYSE: PRO). Mr. Strosahl holds a bachelor’s degree from Illinois Wesleyan University and a master’s degree from the University of Illinois at Chicago. The Board believes that Mr. Strosahl’s executive leadership, global business development experience and deep understanding of our business as Chief Executive Officer make him a valuable member of our Board.
Kevin Klausmeyer has served on our Board since November 2019 and currently serves as the Chair of our Audit Committee. Prior to this, Mr. Klausmeyer served on the Hortonworks board from August 2014 until it merged with Cloudera, Inc. in January 2019, where he was a member of its board of directors until its take private transaction in October 2021. In addition, Mr. Klausmeyer served on the board of directors at KnowBe4, Inc. until its take private transaction in February 2023. In addition, Mr. Klausmeyer served on the board of directors of Callidus Software Inc., a provider of SaaS sales and marketing automation solutions, from April 2013 until its acquisition by SAP SE in April 2018. From April 2013 to October 2013, Mr. Klausmeyer served on the board of directors of Sourcefire, Inc., a provider of network security solutions (acquired by Cisco Systems, Inc.). From July 2003 to September 2012, Mr. Klausmeyer served on the board of directors of Quest Software, Inc., a software company that was acquired by Dell Inc. From July 2006 to February 2011, Mr. Klausmeyer served as the Chief Financial Officer of The Planet, Inc., a pioneer in the infrastructure-as-a-service market, which was acquired by SoftLayer Technologies, Inc. (a company later acquired by IBM). Mr. Klausmeyer holds a bachelor of business administration in accounting from the University of Texas. The Board believes that Mr. Klausmeyer’s experience on other public technology companies’ boards and his executive leadership roles at technology companies make him a valuable member of our Board.
Vina Leite has served on our Board since May 2021 and currently serves as the Chair of our Compensation and Nominating Committee. Ms. Leite has been the Chief People Officer at GoodRx (NASDAQ: GDRX), a leading consumer-focused digital healthcare platform, since 2022. From 2019 until 2022, Ms. Leite was the Chief People Officer at The Trade Desk (NASDAQ: TTD), a publicly traded technology company that empowers digital ad buyers to purchase data-driven digital advertising campaigns. From 2016 until 2019, Ms. Leite was the Chief People Officer of the cybersecurity firm Cylance Inc., where she led that company through rapid growth and succeeded in obtaining recognition for Cylance as one of the great places to work in Orange County, California. Ms. Leite left Cylance in 2019 when it was acquired by BlackBerry Limited. From 2014 to 2016, Ms. Leite was Senior Vice President and Chief Human Resource Officer at Qlogic. Ms. Leite currently serves on the board of directors of AHEAD and DocGo, Inc. (NASDAQ: DCGO), and previously served on the board of Collectors Universe, Inc. until its take private acquisition in 2021. Ms. Leite is a member of the National Human Resources Association and the Society for Human Resources Management, and is a longstanding supporter of organizations dedicated to helping women and their children, as well as victims of domestic abuse and human trafficking. Ms. Leite earned a bachelor’s degree in management at Rhode Island College and a master’s degree in Organizational Management from Capella University. Ms. Leite brings extensive experience in human resources strategy and operations in the technology sector at fast-growing companies, has a track record of successfully leading organizations through periods of rapid growth and has a deep understanding of human capital management, which have proved invaluable through her work as an advisor to CEOs and senior executives on a variety of organizational issues and, as a result, brings these competencies to our Board. The Board believes that these competencies make her a valuable member of our Board.
Independence Status
The listing standards of the Nasdaq Global Select Market (“Nasdaq”) require that, subject to specified exceptions, the board of a listed company be composed of a majority of independent directors, each member of a listed company’s Audit Committee and Compensation Committee be independent, and that director nominees be selected or recommended for a board’s selection by an independent Nominating Committee or by a majority of the independent directors. Audit Committee members are also required to satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members are also required to satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act.
Our Board has affirmatively determined that each of Mmes. Gambale, Leite, and Lema and Messrs. Breach, Durand, Fosnaugh, Klausmeyer, Guan, and Taylor meet the requirements to be an independent director under Nasdaq listing standards. In making this determination, our Board considered the review and recommendation of the Compensation and Nominating Committee and its evaluation of the relationships that each non-employee director has with the Company and all other facts and circumstances that the Compensation and Nominating Committee deemed relevant in its review of their independence, including beneficial ownership of our common stock and the business and personal relationships of the directors.
Board Meetings and Committees
For the year ended December 31, 2024, our Board held six meetings, our Audit Committee held four meetings and our Compensation and Nominating Committee held four meetings. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2024, each director attended at least 75% of an aggregate of the total number of meetings of the Board during such director’s tenure and the total number of meetings held by all of the committees of the Board on which the director served during such director’s tenure.
Our Board has a standing Audit Committee and a standing Compensation and Nominating Committee. The composition, duties, and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Board Member	Audit Committee	Compensation and Nominating Committee
David Breach		X
Andre Durand	X
Michael Fosnaugh		X
Virginia Gambale	X
Charles Guan
Dean Hager
Kevin Klausmeyer	X (Chair)
Vina Leite		X (Chair)
Christina Lema
John Strosahl
Martin Taylor		X
Upon Ms. Gambale’s departure from the Board effective at the Annual Meeting, we expect our Board to appoint a replacement to fill the vacancy left in the Audit Committee as soon as practicable, and in any case, prior to the end of the cure period afforded by the Nasdaq listing rules with respect to the requirements relating to the composition of our Audit Committee.
Audit Committee
The Audit Committee is responsible for, among other matters:
1.
selecting, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2.
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3.
reviewing our policies on risk assessment and risk management (including those related to cybersecurity);

4.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us;

5.
reviewing the adequacy of our internal control over financial reporting;

6.
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

7.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

8.
monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

9.
preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

10.
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

11.
reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

Our Board has affirmatively determined that each of Ms. Gambale and Messrs. Klausmeyer and Durand meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and applicable Nasdaq listing standards. In addition, our Board has determined that Mr. Klausmeyer qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available on the investor relations section of our website at https://ir.jamf.com/corporate-governance/governance-highlights. Our website is not part of this Proxy Statement.
Compensation and Nominating Committee
The Compensation and Nominating Committee is responsible for, among other matters:
1.
annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

2.
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

3.
reviewing and approving the compensation of our other executive officers;

4.
appointing, compensating, and overseeing the work of any compensation consultant, legal counsel, or other advisor retained by the compensation committee;

5.
conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee;

6.
annually reviewing, and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq;

7.
reviewing and establishing our overall management compensation, philosophy, and policy;

8.
overseeing and administering our compensation and similar plans;

9.
reviewing and making recommendations to our Board with respect to director compensation;

10.
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

11.
developing, periodically reviewing and recommending to our Board criteria for board and committee membership;

12.
subject to the rights of Vista under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

13.
developing and recommending to our Board best practices and corporate governance principles;

14.
developing and recommending to our Board a set of corporate governance guidelines; and

15.
reviewing and recommending to our Board the responsibilities, and compositions of the committees of our Board.

Our Board has affirmatively determined that Ms. Leite and Messrs. Breach, Fosnaugh, and Taylor meet the definition of “independent director” for purposes of serving on a Compensation Committee under Rule 10C-1 of the Exchange Act.
The Board has adopted a written charter for the Compensation and Nominating Committee, which is available on the investor relations section of our website at https://ir.jamf.com/corporate-governance/governance-highlights. Our website is not part of this Proxy Statement.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. Our Board believes the mix of experienced independent directors from outside organizations and who are Vista-affiliated, as well as management directors that make up our Board, along with the role of our Chair and our Board committee composition, benefits Jamf and its shareholders.
Independence; Board Mix
Our Board has an effective mix of independent and management directors. Our Board currently includes nine independent directors (including our current Chair Mr. Fosnaugh), as well as our current Chief Executive Officer, John Strosahl and our former Chief Executive Officer, Dean Hager.
Chair / Chief Executive Officer
Our Bylaws provide that a majority of the directors nominated or designated for nomination by Vista may designate the Chair of the Board for so long as Vista beneficially owns at least 30% or more of our Voting Stock. Mr. Fosnaugh has been our Chair since November 2020. Mr. Fosnaugh has extensive knowledge and experience in a variety of relevant areas acquired through his professional and other experiences, including technology, finance, marketing, business transactions, and mergers and acquisitions. This knowledge and experience gives Mr. Fosnaugh the insight necessary to navigate the responsibilities of strategic development and execution and provide overall guidance to our Chief Executive Officer as to the Board’s views and perspectives.

With respect to the roles of Chair of the Board and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The roles of Chair of the Board and Chief Executive Officer are currently separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chair of the Board and the Chief Executive Officer, streamlines decision-making, and enhances accountability. The Board believes that, at this time, separating the roles of Chair and Chief Executive Officer is the most effective leadership structure because it allows Mr. Strosahl to focus on the management of the Company, day-to-day operations, and engaging with external stakeholders, while Mr. Fosnaugh focuses his attention on the broad strategic issues considered by the Board, leveraging his strong public company background to provide strategic guidance and effective oversight of management, engaging with the Chief Executive Officer between Board meetings and providing guidance to Mr. Strosahl.
Performance Evaluation
The Board recognizes that a thorough, constructive evaluation process enhances the Board’s effectiveness and is an essential element of good corporate governance. Each year, our Compensation and Nominating Committee conducts a performance evaluation to determine whether the Board, its committees, and the directors are functioning effectively. The evaluation process focuses on the contributions to Jamf by the Board and each standing committee of the Board, with an enhanced focus on areas in which the Board or management believes could improve. Written questionnaires solicit feedback on a range of issues, including Board and committee structure and composition; meeting process and dynamics; execution of key responsibilities; interaction with management; interaction with advisors and other parties, such as auditors; and information and resources. Director suggestions for improvements based on evaluation results, as well as to evaluation questionnaires and process, are considered for incorporation for the following year.
Insider Trading Policy; Hedging and Pledging Transactions
We have adopted an Insider Trading Policy that is designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards. Our Insider Trading Policy prohibits the trading of our securities on the basis of material, non-public information (except pursuant to an approved Rule 10b5-1 trading plan), establishes regular blackout periods wherein certain designated employees are prohibited from trading in our securities, specifies procedures for seeking clearance to trade by certain designated employees, requires that all insider Rule 10b5-1 trading plans comply with applicable law, including with respect to cooling off periods and provides for consequences of violating the Insider Trading Policy or the federal securities laws. Pursuant to our Insider Trading Policy, we prohibit our employees, directors, and officers from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, without specifical approval from the Legal Department. Additionally, directors, officers, and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, subject to specific written approval from the Legal Department. A copy of our Insider Trading Policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Risk Oversight
Our management team is responsible for the day-to-day management of risks we face, while our Board, assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to ensure the risk management processes our management team has designed and implemented are appropriate and functioning adequately. To that end, our Board believes that open communication between our management team and the Board is essential for effective risk management and oversight. Our Chief Executive Officer and other members of the senior management team attend the meetings of our Board and its committees, as well as such other meetings as the Board or its committees deem appropriate, where, among other topics, they discuss strategy and key risks facing the Company. In this respect, our full Board reviews strategic and operational risk in the context of reports from our management team and evaluates the risks inherent in significant transactions and events.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk. In connection with its review of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge, especially with respect to cybersecurity, privacy, and information security given the nature of our business.
While our full Board has overall responsibility for risk oversight, our Board committees help fulfill those oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, tax, liquidity risk, cybersecurity, and other financial and audit related risks. The Audit Committee discusses with our management team, along with our independent registered public accounting firm, Ernst & Young LLP, on a quarterly basis, guidelines and policies with respect to risk assessment and risk management, reviews our major financial risk exposures, and evaluates the steps our management team has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis, such as risk associated with internal control over financial reporting, liquidity risk, the timely detection and mitigation of the effects of cybersecurity threats or incidents to Jamf, and other financial and audit-related risks. Our Compensation and Nominating Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs. In addition, our Compensation and Nominating Committee oversees our major corporate governance risks, including through monitoring the effectiveness of the Company’s ESG efforts and compliance with our Corporate Governance Guidelines. Our Compensation and Nominating Committee regularly reviews our compensation policies and practices, including the risks created by our compensation plans. We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the investor relations section of our website at https://ir.jamf.com/corporate-governance/governance-highlights. We intend to satisfy any disclosure requirements under Item 5.05 of Form 8-K with respect to any amendments to the code, or any waivers of its requirements, on our website.
Compensation Committee Interlocks and Insider Participation
No interlocking relationships exist between the members of our Board and the board or compensation committee of any other company.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Jamf Holding Corp.
100 Washington Ave S, Suite 900
Minneapolis, MN 55401
ATTN: Board of Directors
c/o Chief Legal Officer and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Jamf will receive the communications and process them before forwarding them to the addressee. Jamf may also refer communications to other departments within Jamf. Jamf generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Jamf.
Corporate Responsibility
We recognize the importance of a thoughtful approach to corporate citizenship and sustainability, as we believe operating our business in line with these principles drives long-term value for our stakeholders. We continue to develop our strategies and shape our programs around corporate responsibility. In 2024, we continued our commitment to innovation and responsible business practices through the release of our third Purpose and Impact Report, which provides additional information on our key ESG programs and commitments. Our Purpose and Impact Report is available on the Corporate Responsibility section of our website. Website references in this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference herein. While we believe that our ESG goals align with our long-term growth strategy and financial and operational priorities, they are aspirational and may change, and there can be no assurance that they will be met.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Jamf as of April 14, 2025:
Name	Age	Position
John Strosahl	58	Chief Executive Officer
Elizabeth Benz	46	Chief Sales Officer
Michelle Bucaria	54	Chief People Officer
Linh Lam	42	Chief Information Officer
Jeff Lendino	54	Chief Legal Officer
David Rudow	56	Chief Financial Officer
Beth Tschida	56	Chief Technology Officer
Jason Wudi	46	Chief Innovation Officer
John Strosahl is the Chief Executive Officer and a member of our Board. His biography can be found above under “ Continuing Directors.”
Elizabeth Benz has served as Jamf’s Chief Sales Officer since March 2023, and previously served in various sales leadership roles since joining Jamf in 2017, including as Jamf’s Senior Vice President of Revenue. Prior to joining Jamf, Ms. Benz held a series of sales leadership roles in the technology space, and she brings over 18 years leading and developing sales teams to her role on Jamf’s senior leadership team. Ms. Benz has a B.S. in finance from North Carolina State University and an MBA from The Carlson School of Business at the University of Minnesota.
Michelle Bucaria has served as Chief People Officer at Jamf since May 2022. Prior to joining Jamf, Ms. Bucaria served as the Chief People Officer at PointClickCare from March 2021 until May 2022. Before PointClickCare, Ms. Bucaria was Chief Human Resources Officer at Teladoc Health from February 2018 to January 2021, where she built and scaled the human resource function and developed a people strategy to help scale the business. Prior thereto, Ms. Bucaria spent 25 years at J.P. Morgan Chase, serving in a variety of executive human resources and recruiting roles. Ms. Bucaria’s career has been dedicated to collaborating with leaders to grow their businesses through talent acquisition, employee engagement, career development, and diversity and inclusion. With experience overseeing global mergers and acquisitions, Ms. Bucaria has successfully overseen organizational culture integration and has scaled human resource operations. She holds a B.S. in business administration from Boston College.
Linh Lam has served as the Chief Information Officer at Jamf since September 2021. Prior to joining Jamf, Ms. Lam was Senior Vice President and Chief Information Officer at ICE Mortgage Technology from September 2018 to September 2020 and Senior Director — Head of Enterprise Applications from July 2017 to September 2020. Prior thereto, Ms. Lam was an information technology leader at Hitachi Data Systems where she led large-scale, global customer relationship management and digital experience transformations that supported the company’s transition from a hardware to cloud software and solutions company. Ms. Lam holds a B.A. from Stanford University.
Jeff Lendino has served as the Chief Legal Officer at Jamf since October 2020, and previously served at Jamf as the General Counsel from June 2018 until October 2020. Prior to this, Mr. Lendino was the General Counsel at Vireo Health, Inc. from July 2017 until May 2018. Prior to this, Mr. Lendino held various legal roles from August 1999 until June 2017, including General Counsel, at Kroll Ontrack, a market leader in providing data recovery and e-discovery solutions. Mr. Lendino holds a bachelor’s degree from St. John’s University (Minnesota) and a J.D. from William Mitchell College of Law.
David Rudow has served as the Chief Financial Officer at Jamf since November 2024. Most recently, Mr. Rudow served as Chief Financial Officer of Cover Genius since August 2023. Prior to that, Mr. Rudow served as Chief Financial Officer of Unite Us from January 2023 to August 2023, Chief Financial Officer at nCino from October 2019 to January 2023, and Senior Vice President, Finance at CentralSquare Technologies from January 2018 to October 2019. Earlier in his career, Mr. Rudow held several senior level positions at various investment banking and financial services firms, including Piper Jaffray, J.P. Morgan, and Thrivent Asset Management. He is also a Certified Public Accountant and worked at global accounting and consulting firms KPMG and PricewaterhouseCoopers. Mr. Rudow holds a Master of Business Administration in Finance and Accounting from the University of Chicago, Booth School of Business and a Bachelor of Science in Business Administration and Accounting from the University of Illinois, Chicago.
Beth Tschida has served as the Chief Technology Officer at Jamf since January 2022. Prior to this role, Ms. Tschida served as a Senior Vice President of Engineering from August 2018 until January 2022. Since joining Jamf, Ms. Tschida has rapidly scaled Jamf’s global engineering organization and expanded Jamf’s product delivery capabilities across its Apple Enterprise Management platform. Prior to joining Jamf, Ms. Tschida spent over 20 years at various Fortune 100 companies, leading technology teams within the financial services industry, with experience in digital transformations, mergers and acquisitions, and internal business systems development. Ms. Tschida has a bachelor’s degree from the University of Minnesota, Carlson School of Management.
Jason Wudi has served as the Chief Innovation Officer at Jamf since March 2023. Prior to that, Mr. Wudi served in various roles at Jamf since joining the Company in 2006, including Chief Strategist, Chief Technology Officer, Chief Cultural Officer, and the Director of Services and Support. Prior to his roles at Jamf, Mr. Wudi worked in the information system services department at the University of Wisconsin-Eau Claire. Mr. Wudi holds a bachelor’s degree in Information Systems from the University of Wisconsin-Eau Claire.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation program and the compensation awarded to, earned by, or paid to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), our former Chief Financial Officer (“former CFO”), and our three most highly compensated officers (other than our CEO and CFO) who were serving as executive officers of the Company on December 31, 2024 (who, along with our CEO, CFO, and former CFO we refer to as our Named Executive Officers (“NEOs”)). For 2024, our NEOs are:
Name	Principal Position
John Strosahl	Chief Executive Officer and Director
David Rudow(1)	Chief Financial Officer
Elizabeth Benz	Chief Sales Officer
Linh Lam	Chief Information Officer
Beth Tschida	Chief Technology Officer
Ian Goodkind(2)	Former Chief Financial Officer

(1)
Mr. Rudow was appointed CFO, effective November 28, 2024.

(2)
Mr. Goodkind departed from his position as CFO, effective November 28, 2024.

Business Overview and 2024 Performance Highlights
Below is a summary of key financial and operational performance highlights for 2024:
•
Our Annual Recurring Revenue (“ARR”), or the annualized value of all subscription and support and maintenance contracts as of the end of the applicable period, was $646.0 million as of December 31, 2024, an increase of 10% year-over-year.

•
Achieved 17% year-over-year growth in security ARR, to $156.0 million as of December 31, 2024, representing 24% of our total ARR.

•
Our total revenue was $627.4 million for the year ended December 31, 2024, an increase of 12% year-over-year.

•
Our gross profit was $486.1 million for the year ended December 31, 2024, compared to $434.5 million for the year ended December 31, 2023. Our non-GAAP gross profit was $512.8 million for the year ended December 31, 2024, compared to $460.1 million for the year ended December 31, 2023.

•
Our operating loss was $69.1 million for the year ended December 31, 2024, compared to operating loss of $115.2 million for the year ended December 31, 2023. Our non-GAAP operating income was $103.1 million for the year ended December 31, 2024, compared to $45.4 million for the year ended December 31, 2023.

•
Our cash flow provided by operations was $31.2 million for the year ended December 31, 2024, compared to $36.0 million for the year ended December 31, 2023.

•
We successfully executed our CFO transition following Mr. Goodkind’s departure and Mr. Rudow’s appointment as CFO, effective November 28, 2024. See “— CFO Transition” below.

•
We ended the year with 33.2 million devices on our platform.

•
We ended the year serving more than 76,500 customers.

•
We once again hosted the Jamf Nation User Conference, our annual users conference, to recognize our customers’ success, demonstrate multiple new products and innovations, and deliver keynote presentations from industry leaders.

We believe that the efforts of our NEOs were critical to our financial and operational successes in 2024.
GAAP means U.S. generally accepted accounting principles. Non-GAAP gross profit and non-GAAP operating income are non-GAAP measures that exclude the impact of certain items. This non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. For more information, including reconciliations of each non-GAAP measure to the applicable GAAP measure, please refer to Appendix A of this Proxy Statement.
CFO Transition
Mr. Goodkind departed from his position as our CFO, effective November 28, 2024. In connection with Mr. Goodkind’s departure, we appointed David Rudow to succeed Mr. Goodkind, effective November 28, 2024. The key terms of the CFO transition are summarized below:
•
Mr. Goodkind was eligible to receive his annual bonus payment for the 2024 fiscal year, which bonus payment was pro-rated up to the separation date and paid in a lump sum pursuant to our general bonus payment policies for executive-level employees;

•
Mr. Goodkind received a severance payment equal to six months of base salary;

•
Subject to providing cooperation services to ensure a smooth transition and providing ongoing support through June 15, 2025, (i) Mr. Goodkind will continue to vest in his outstanding restricted stock unit awards through June 15, 2025 and (ii) within 30 days following June 15, 2025, Mr. Goodkind will receive a lump sum cash payment of $90,000; and

•
Mr. Goodkind reaffirmed his commitment to the restrictive covenants under his employment letter agreement.

2024 Executive Compensation Program Highlights
Highlights of our 2024 executive compensation program include:
•
A focus on total compensation, including base salary and incentive compensation, considered against compensation offered by our peer companies which compete with us for talent;

•
An annual cash incentive opportunity contingent on the achievement of corporate financial performance, targeted at a percentage of each executive’s base salary, with payout on a sliding scale depending upon the degree to which we achieve our corporate financial goals;

•
Equity awards, comprised of restricted stock units (“RSUs”), the values of which rise as our stock price rises, and that align the interests of our executives with those of our shareholders; and

•
Competitive benefits that enable our executives to maintain their health and welfare, and to save for their retirement.

Overview of our Executive Compensation Program
Our executive compensation program is designed to help us attract, retain, and incentivize talented executives, to closely align pay with performance, and to align the interests of our NEOs with those of our shareholders. To further these goals, we tie a meaningful portion of our NEOs’ compensation to the attainment of key performance goals that we believe will help us attain short- and long-term business objectives and create shareholder value. In addition, we grant equity-based compensation to align the interests of our NEOs with those of our shareholders.

The compensation of our NEOs in 2024 consisted of the following elements:
Compensation Element	Purpose	Features
Base salary	To provide a fair and competitive base level of compensation for services rendered	Fixed annual salary targeted at the 50th percentile of our peer group
Annual Short-Term Incentive Compensation	To motivate and reward for achievements relative to our goals and expectations for each fiscal year	Annual cash incentive opportunity with payment of a targeted amount contingent on achievement of corporate financial results, with payout on a sliding scale depending on over- or under-achievement of corporate financial results
Equity Incentive Compensation	To align executives’ interests with those of our shareholders and provide an incentive for our executives to remain with us	RSUs that vest over time, the values of which rise as our stock price rises, and that align the interests of our executives with those of our shareholders, generally targeted at the 50th percentile of our peer group
Other Benefits	To provide market-competitive benefits to enable our executives to maintain their health and welfare, and to save for their retirement	Benefit plans such as medical, dental, and life insurance plans; 401(k) plan; we provide limited executive perquisites and supplemental executive benefits
In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with shareholder interests and with market best practices:
What We Do	What We Don’t Do
✓ Maintain an industry-specific peer group for benchmarking pay	× Allow hedging or pledging of equity
✓ Target pay based on market norms	× Allow for re-pricing of option awards
✓ Deliver executive compensation primarily through performance-based cash compensation and RSUs that increase in value based on our share performance	× Provide excessive perquisites
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees	× Provide supplemental executive retirement plans
✓ Align performance goals for the NEOs with those of the employees generally	× Offer dividend equivalents on unearned RSUs
✓ Consult with an independent compensation consultant on compensation levels and practices	× Provide guaranteed incentive payments
✓ Maintain a clawback policy that complies with Nasdaq’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder

We believe that these features of our executive compensation program benefit the Company as a whole and serve to increase the alignment of incentives between our NEOs and our shareholders.
Process for Determining NEO Compensation
The Compensation and Nominating Committee
The Compensation and Nominating Committee (or, as used in this Compensation Discussion and Analysis and the compensation tables that follow, the “Committee”) oversees our executive compensation program and is responsible for approving the nature and amount of the compensation paid to our NEOs and for generally overseeing our equity compensation plans and awards. As described below, the Committee also works with members of management and obtains advice from an independent compensation consultant in the course of making its compensation decisions.
The Role of Management
Together, our CEO and Chief People Officer (“CPO”) typically review the design of our executive compensation program, working with internal resources, as well as our independent compensation consultant. Based on this review, management may recommend modifications to the executive compensation program for the Committee’s consideration. In addition, our CEO and CPO provide the Committee with an assessment of the Company performance and individual performance of each NEO (other than themselves). Based on this assessment, our CEO and CPO will make recommendations to the Committee regarding the compensation of such NEOs, including the appropriate split between each of the different elements of compensation. In preparing compensation recommendations, our CEO, CPO, and other members of management involved in the compensation process review market compensation data, consisting of peer group data and other supplementary third-party survey data, and benchmark the compensation for our NEOs against such data.
Independent Compensation Consultant
In connection with the design and oversight of our compensation program, the Committee has retained Radford, an independent compensation consulting firm, to provide advice on a broad range of executive and non-employee director compensation-related matters, including the development of a peer group for compensation-setting purposes, and assistance in determining an approach to both equity-based compensation generally as well as competitive levels of cash and equity compensation for our NEOs and non-employee directors. After consideration of the independence assessment factors provided under the Nasdaq listing standards, it was determined that Radford was independent and that the work it performed during 2024 did not raise any conflicts of interest.
Use of Competitive Market Data and Peer Groups
The Committee directs Radford to provide it with competitive market data and analysis based on a select group of peers and companies and published compensation survey data, as well as current market practices and trends, compensation structures, and peer group compensation ranges. The competitive market data Radford provides is based on a compensation peer group selected and approved by the Committee with input and guidance from Radford and published compensation survey data in cases where there is insufficient data for specific executive positions within the peer group companies. The compensation peer group is comprised of companies that are considered similar to us at the time of selection based on industry, business focus, stage of development, company size, geographic location, and various financial criteria, including revenue and market capitalization.

Based on these criteria, our peer group for 2024, as approved by our Committee, was comprised of the following 22 companies:
Altair Engineering	Dynatrace	PagerDuty	Sprout Social
Appfolio	Elastic	Paylocity	SPS Commerce
Asana	Everbridge	Q2	Varonis Systems
Blackline	Five9	Rapid7	Workiva
Ceridian HCM	nCino	SentinelOne
Domo	New Relic	Smartsheet
The Committee believes that the compensation practices of our 2024 peer group provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our NEOs during 2024.
Notwithstanding the similarities of the 2024 peer group to Jamf, due to the nature of our business and our industry, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. In 2024, cash compensation for our executive officers was generally targeted at the 50th percentile of our 2024 peer group and long-term equity incentive compensation was generally targeted at the 50th percentile of our 2024 peer group. Although the executive compensation was generally targeted per the above, other criteria may be considered, including market factors, the experience level of the executive, and the executive’s performance against established company and individual goals, in determining variations to this general target range.
Consideration of Say-On-Pay Advisory Vote
Because we value the opinions of our shareholders, the Board and the Committee will consider the outcome of the most recent and future Say-on-Pay voting results as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future.
Pay Mix
Our Committee oversees the general mix of the elements of our executive compensation programs. It does not target a specific mix of value for the compensation elements within these programs in either the program design or pay decisions. Rather, our Committee reviews the mix of compensation elements to ensure that performance-based compensation is appropriately apportioned to the short-term and long-term to ensure alignment with our business goals, performance and shareholder interests.
Components of Our NEO Compensation Program
Base Salary
Each of our NEOs is paid a base salary. The Committee believes this element of compensation is important because it provides a fixed element of compensation that reflects the individual NEO’s skills, experience, and role. Base salaries are established based on a review of peer group data, if available for a particular position, and other third-party data obtained by our independent compensation consultant; internal pay equity; and each NEO’s skill set, experience, role, responsibilities, and prior year performance. Such base salaries are reviewed annually, and may be adjusted based on such factors and the recommendations of our CEO and CPO, except with respect to our CEO’s own base salary. The Committee sets our CEO’s base salary. The table below sets forth the annual base salaries for 2024 for each of our NEOs:

Name	2023 Base Salary ($)	2024 Base Salary ($)	% Change
John Strosahl	550,000	550,000	—
David Rudow(1)	—	450,000	—
Elizabeth Benz(1)	—	310,000	—
Linh Lam	306,000	320,000	4.6
Beth Tschida	306,100	330,000	7.8
Ian Goodkind(2)	345,000	360,000	4.3

(1)
Mr. Rudow and Ms. Benz were not NEOs for 2023.

(2)
The amounts shown reflect the annual base salary in effect prior to Mr. Goodkind’s departure date. Mr. Goodkind departed from his position as Chief Financial Officer, effective November 28, 2024, and his salary was prorated to his separation date, as reported in the Summary Compensation Table.

Annual Short-Term Cash Incentive Plan
Our annual short-term cash incentive plan for the 2024 fiscal year (the “2024 ACIP”) motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each NEO has a target cash incentive award opportunity, defined as a percentage of his or her annual base salary (see “— 2024 ACIP NEO Award Targets and Payouts” for each NEO’s target percentage). The dominant considerations in evaluating performance under the 2024 ACIP are our financial performance relative to our plan and achievement of corporate objectives for the year; though our Committee may also consider the individual NEO’s handling of unplanned events and opportunities, as well as the CEO’s input with respect to the performance of our Company and other executives, as appropriate.
Target cash incentive award opportunities are generally determined with respect to the same corporate objectives and formula for all employees eligible to participate under our 2024 ACIP, including our NEOs, and represent a specific percentage of annual base salary.
2024 Performance Targets
The Committee determines the applicable performance metrics and the performance goals for our ACIP on an annual basis, taking into account, among other things, input from management, our annual operating plan and technical roadmap, and performance projections provided by us to the financial investment community. Our performance goals are set to be challenging, yet achievable. The selected performance goals are intended to promote the achievement of short-term business objectives and to support our longer-term business strategy. Accordingly, the Committee decided that payments under the 2024 ACIP would depend on the Company’s achievement of ARR and non-GAAP operating income margin targets for 2024 as follows:
Measure	Threshold Value	On-Target Value	Weighting
ARR	$638.0 million	$663.0 million	60%
Non-GAAP operating income margin*	14.4%	15.4%	40%

*
Represents Non-GAAP operating income divided by revenue. Non-GAAP operating income is calculated as operating loss, adjusted for amortization expense, stock-based compensation expense, acquisition-related expense, acquisition-related earnout, offering costs, payroll taxes related to stock-based compensation, system transformation costs, restructuring charges, and extraordinary legal settlements and non-recurring litigation costs.

Under the 2024 ACIP, no cash award was payable with respect to a particular measure (ARR or non-GAAP operating income margin) if the percentage achievement was below the threshold (50%) for the applicable target. At threshold attainment, payout begins at 50% of the target bonus. From threshold to maximum attainment for each performance metric, the payout rate rises linearly from 50% to a maximum of 200% for each performance metric at its applicable weighting percentage.
For each of Messrs. Rudow and Goodkind and Mses. Benz, Lam, and Tschida, 80% of their target cash incentive award opportunity under the 2024 ACIP was based on achievement under the corporate performance metrics set forth above and 20% of their target cash incentive award opportunity was based on the individual qualitative and quantitative performance of such NEOs. The Committee has included the individual performance factor for these NEOs in order to incentivize performance within the NEO’s functional area.
For each of our NEOs, their cash incentive award payout under the 2024 ACIP as set forth above was subject to a potential reduction of up to 10% and an additional potential stretch pay-out of up to 5% based on certain culture and leadership goals with respect to Jamf employee resource group support and Jamf employee training and development. The Committee included these additional metrics to incentivize culture and leadership performance goals at the Company.
In addition, Ms. Benz was eligible for commissions payable of up to 80% of her base salary based on the achievement of certain growth ARR and total ARR targets.
2024 ACIP NEO Award Targets and Payouts
The Committee determined that the Company had achieved ARR performance of $646.0 million and non-GAAP operating income margin performance of approximately 16.4%, each as described above under “— 2024 Performance Targets.” Accordingly, the weighted payout for its executive officers was approximately 98% of target.
The applicable performance goals under the 2024 ACIP for Mr. Rudow and Mses. Benz, Lam, and Tschida were satisfied at target. In addition, each of our NEOs satisfied the target performance goals under the culture and leadership component. Accordingly, each of our NEO’s cash incentive awards under the 2024 ACIP were paid at 98% of target without further adjustment.
Ms. Benz earned $236,170 in commissions payments based on achievement against her sales-performance metrics.
In light of such achievement, the actual cash incentive award amounts under the 2024 ACIP were approved by our Committee and paid to our NEOs, as set forth in the table below.
Named Executive Officer	2024 Target Cash Incentive Award (% of 2024 Base Salary)(1)	2024 Target Cash Incentive Award Opportunity ($)(1)	2024 Actual Cash Incentive Award Payment ($)(1)
John Strosahl(2)	100%	550,000	539,000
David Rudow(2)	70%	55,943	54,824
Elizabeth Benz(2)(3)	20%	61,623	60,390
Linh Lam(2)	55%	171,664	168,231
Beth Tschida(2)	55%	176,136	172,614
Ian Goodkind(2)	75%	267,879(4)	241,402(5)

(1)
ACIP payouts are prorated based on salary adjustments made across the fiscal year. The cash incentive award opportunity and award amounts are calculated using the NEO’s target award percentage multiplied by their eligible base earnings in the calculation period.

(2)
Target payout under the 2024 ACIP reflects (i) target achievement under the corporate performance component of the 2024 ACIP, (ii) for each of Messrs. Rudow and Goodkind and Mses. Benz, Lam, and Tschida, target achievement under such NEO’s individual performance component, and (iii) target achievement under the leadership and culture component.

(3)
In addition, Ms. Benz earned $236,170 in commissions as described above under “— 2024 Performance Targets.”

(4)
Reflects Mr. Goodkind’s target bonus for 2024.

(5)
Pursuant to the Mr. Goodkind’s Transition and Separation Agreement, Mr. Goodkind’s actual 2024 ACIP payment was calculated based on Mr. Goodkind’s base salary of $360,000 for 2024, prorated through his departure date of November 28, 2024.

Long-Term Equity Incentive Awards
The Committee believes that in order to appropriately incentivize NEOs to create shareholder value, a significant portion of our NEOs’ compensation should be in the form of equity-based compensation. Our long-term incentive program is designed to tie compensation realized to stock price performance and encourage retention of key executives. Our long-term incentive program is a key tool in aligning NEO pay with value creation on behalf of shareholders.
2024 Equity Grants
In 2024, the Committee approved the grant of RSUs to each of our NEOs in connection with our annual equity program, as well as a one-time new hire grant to Mr. Rudow in connection with his appointment to CFO. The RSUs vest ratably over four years from the date of grant based on the NEO’s continued employment through each vesting date. The vesting of the RSUs may be accelerated under certain prescribed circumstances. Each RSU corresponds in value to a single share of our common stock. On each vesting date, the number of RSUs that vest will be distributed in an equivalent number of shares of our common stock less any shares utilized to satisfy payroll tax obligations.
The Committee granted RSUs to our NEOs in connection with our annual equity program to align the interests of our NEOs with those of our shareholders (since the value of RSUs is tied to our share performance) and to encourage retention through time-based vesting. In particular, the Committee considers competitive RSU grants to be an effective long-term incentive that drives retention and continuity in our executive management team.
The Committee set the target grant date equity value of the awards for each NEO based on the factors described above, and in connection with setting such targets the Committee engaged Radford to provide competitive market data and analysis based on a select group of peers and companies and published compensation survey data, as well as information about current market practices and trends. The grant date equity value of the 2024 RSUs granted to each of our NEOs in connection with our annual program, as well as one-time grants are set forth below.
Named Executive Officer	Grant Date	Grant Date Fair Value of Stock Awards ($)(1)
John Strosahl	March 15, 2024	5,999,997
David Rudow	November 15, 2024	5,999,990
Elizabeth Benz	March 15, 2024	2,299,992
Linh Lam	March 15, 2024	1,499,999
Beth Tschida	March 15, 2024	3,179,984
Ian Goodkind	March 15, 2024	2,499,999

(1)
Amounts represent the grant date fair value of RSUs granted to the NEOs as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The assumptions used in calculating grant-date fair value of the RSUs are set forth in Notes 2 and 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the NEOs for these RSUs.
Option Awards
In response to Item 402(x)(1) of Regulation S-K, the Company has not granted any new awards of stock options, stock appreciation rights, or similar option-like instruments since 2019. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Employee Benefits
We maintain a tax-qualified retirement plan that provides all of our full-time U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. We also provide a 3% employer contribution. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made. Our NEOs participate in our 401(k) plan on the same basis as other eligible employees. We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover our NEOs.
All of our full-time U.S. employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical and dental benefits, life insurance benefits, and short-term and long-term disability insurance. Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health or welfare plans for our NEOs.
We provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual NEO in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment, motivation, or retention purposes. Such perquisites include tax-gross up payments in respect of travel expenses and other perquisites.
Change in Control and Severance Benefits
We have entered into letter agreements with each of our current NEOs, which provide for severance payments and benefits in connection with certain terminations of employment. In addition, the stock awards granted to our NEOs would vest in connection with a qualifying termination of employment following a change in control. For more information on the payments and benefits provided to our NEOs in connection with certain terminations or a change in control, see “Potential Payments Upon Termination or Change in Control.”
Compensation Risk Assessment
The Committee regularly reviews our compensation policies and practices, including the risks created by our compensation plans, and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
The Committee considers the tax and accounting consequences of compensation paid under our executive compensation program. However, the Committee believes that its primary responsibility is to maintain an executive compensation program that attracts, retains, and rewards our NEOs. Accordingly, the Committee has paid, and may continue to pay, in its discretion, compensation that is not fully deductible or is limited as to tax deductibility.
Clawback Policy
The Board adopted a Clawback Policy (the “Clawback Policy”) that complies with Nasdaq’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the Clawback Policy requires that covered executives must reimburse the Company or forfeit any excess incentive-based compensation “received” (as defined under the clawback rules) by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the Clawback Policy are current and former executive officers, as determined by the Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards. Incentive-based compensation subject to the Clawback Policy includes any cash or equity compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The Clawback Policy only applies to incentive-based compensation received on or after October 2, 2023.

COMPENSATION COMMITTEE REPORT
The Compensation and Nominating Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure with management. Based on this review and discussion, the Compensation and Nominating Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in the Proxy Statement distributed in connection with the Annual Meeting.
The Compensation and Nominating Committee:
Vina Leite, Chair
David Breach
Michael Fosnaugh
Martin Taylor
The information contained in this compensation committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Jamf specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our NEOs for 2024 and, if applicable, 2023 and 2022.
Name and principal position	Year	Salary	Bonus	Nonequity Incentive Plan Compensation(1)	Stock Awards(2)	All Other Compensation(3)	Total
John Strosahl, Chief Executive Officer(4)	2024	$550,001	—	$539,000	$5,999,997	$17,373	$7,106,371
	2023	$390,118	—	$373,004	$9,249,991	$13,505	$10,026,618
	2022	$317,522	—	$263,493	$3,253,029	$9,267	$3,843,311
David Rudow, Chief Financial Officer(5)	2024	$60,577	—	$54,824	$5,999,990	$1,252	$6,116,643
Elizabeth Benz, Chief Sales Officer	2024	$307,693	—	$296,560	$2,299,992	$14,991	$2,919,236
Linh Lam, Chief Information Officer	2024	$316,769	—	$168,231	$1,499,999	$10,474	$1,995,473
	2023	$306,000	—	$142,749	$1,499,987	$9,999	$1,958,735
	2022	$304,847	—	$123,463	$2,142,026	$9,267	$2,579,603
Beth Tschida, Chief Technology Officer	2024	$324,486	—	$172,614	$3,179,984	$10,395	$3,687,479
	2023	$304,924	—	$142,796	$2,149,990	$9,999	$2,607,709
Ian Goodkind, Former Chief Financial Officer(6)	2024	$341,308	—	—	$2,499,999	$431,843	$3,273,150
	2023	$345,000	—	$241,414	$2,149,990	$13,505	$2,749,909
	2022	$294,216	—	$146,967	$1,384,915	$9,267	$1,835,365

(1)
Represents the actual amounts earned by each of our NEOs under the 2024 ACIP as described above under “Compensation Discussion and Analysis — Annual Short-Term Cash Incentive Plan.”

(2)
Amounts represent the grant date fair value of RSUs granted to the NEOs as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The assumptions used in calculating the grant-date fair value of the RSUs are set forth in Notes 2 and 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the NEOs for these RSUs.

(3)
Included in the “All Other Compensation” column for 2024 were the following items:

Name	Tax Gross-Ups	Employer Contributions to 401(k) Plan	Life Insurance Premiums	Severance Payments	Total
John Strosahl	$6,924	$10,350	$99	—	$17,373
David Rudow	$199	$1,038	$15	—	$1,252
Elizabeth Benz	$4,542	$10,350	$99	—	$14,991
Linh Lam	$218	$10,157	$99	—	$10,474
Beth Tschida	$257	$10,039	$99	—	$10,395
Ian Goodkind	—	$10,350	$91	$421,402	$431,843

(4)
Mr. Strosahl serves on the Board, but is not paid additional compensation for such service. See “Director Compensation.”

(5)
Mr. Rudow was appointed CFO, effective November 28, 2024.

(6)
Mr. Goodkind departed from his position as CFO, effective November 28, 2024. See “Compensation Discussion and Analysis — CFO Transition.”

Grants of Plan-Based Awards Table
The following table sets forth information regarding plan-based awards made to each of our NEOs during 2024.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards(6)
Name	Grant Date	Threshold ($)(1)(2)	Target ($)(1)(3)	Maximum ($)(1)(4)
John Strosahl	—	110,000	550,000	1,155,000
	3/15/2024				338,028	$5,999,997
David Rudow	—	11,189	55,943	117,479
	11/15/2024				404,312	$5,999,990
Elizabeth Benz(7)	—	12,325	61,623	129,408
	3/15/2024				129,577	$2,299,992
Linh Lam	—	34,333	171,664	360,494
	3/15/2024				84,507	$1,499,999
Beth Tschida	—	35,227	176,136	369,887
	3/15/2024				179,154	$3,179,984
Ian Goodkind(8)	—	53,576	267,879	562,546
	3/15/2024				140,845	$2,499,999

(1)
Cash incentive award amounts are calculated using the NEO’s target award percentage multiplied by their eligible base earnings in the calculation period. See “Compensation Discussion and Analysis — Annual Short-Term Cash Incentive Plan” above for additional details. The actual amounts paid to our NEOs under our 2024 ACIP are set forth in the Non-Equity Incentive Plan Compensation of the Summary Compensation Table above.

(2)
The amounts reported were calculated based on assuming achievement of only the non-GAAP operating income margin metric (40% of the applicable NEO’s target cash award percentage) under the general corporate goals of the 2024 ACIP, satisfaction of the applicable NEO’s individual performance component at target, and satisfaction of the leadership and culture component at target. See “Compensation Discussion and Analysis — Annual Short-Term Cash Incentive Plan” above for additional details.

(3)
The amounts reported were based on assuming target achievement under the general corporate goals of the 2024 ACIP, target achievement under the applicable NEO’s individual performance component, and target achievement under the leadership and culture component. See “Compensation Discussion and Analysis — Annual Short-Term Cash Incentive Plan” above for additional details.

(4)
The amounts reported were based on assuming maximum achievement under the general corporate goals of the 2024 ACIP, target achievement under the applicable NEO’s individual performance component, and stretch achievement under the leadership and culture component. See “Compensation Discussion and Analysis — Annual Short-Term Cash Incentive Plan” above for additional details.

(5)
Amounts represent the number of RSUs granted to our NEOs in 2024. See “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards” above for additional details.

(6)
Amounts represent the grant date fair value of RSUs granted to the NEOs as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The assumptions used in calculating grant-date fair value of the RSUs are set forth in Notes 2 and 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the NEOs for these RSUs.

(7)
In addition, Ms. Benz earned $236,170 in commissions earned. See Compensation Discussion and Analysis”— Annual Short-Term Cash Incentive Plan” for additional details.

(8)
In connection with Mr. Goodkind’s departure as CFO, his actual 2024 ACIP payout was prorated through November 28, 2024. The amounts reported above reflect the threshold, target, and maximum 2024 ACIP opportunities applicable to Mr. Goodkind prior to his departure. See “Compensation Discussion and Analysis — CFO Transition.”

Outstanding Equity Awards at 2024 Fiscal Year End
Option Awards(1)							Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
John Strosahl	11/21/2017	121,000	—	—	5.49	11/21/2027
	10/10/2019	123,750	—	—	8.21	10/10/2029
	6/1/2021						35,796	502,934
	3/15/2022						51,899	729,181
	3/15/2023						122,058	1,714,915
	10/15/2023						290,885	4,086,934
	3/15/2024						338,028	4,749,293
David Rudow	11/15/2024						404,312	5,680,584
Elizabeth Benz	12/31/2018	27,947	—	—	5.87	12/31/2028
	12/31/2018	11,770	—	—	5.87	12/31/2028
	10/10/2019	63,250	—	—	8.21	10/10/2029
	6/1/2021						11,526	161,940
	3/15/2022						17,422	244,779
	3/15/2023						48,823	685,963
	3/15/2024						129,577	1,820,557
Linh Lam	11/1/2021						9,155	128,628
	3/15/2022						34,174	480,145
	3/15/2023						56,334	791,493
	3/15/2024						84,507	1,187,323
Beth Tschida	6/1/2021						11,878	166,886
	3/15/2022						34,185	480,299
	3/15/2023						80,746	1,134,481
	3/15/2024						179,154	2,517,114
Ian Goodkind(4)	6/1/2021						11,612	163,149
	3/15/2022						22,095	310,435
	3/15/2023						80,746	1,134,481
	3/15/2024						140,845	1,978,872

(1)
Each stock option was granted pursuant to our 2017 Stock Option Plan (the “2017 Plan”).

(2)
The RSUs vest over a four-year period, with 25% of the shares to vest on the completion of each one-year anniversary of the vesting commencement date, subject to continuous service. The RSUs will fully vest upon a qualifying termination of employment following a change in control of the Company. See “— Potential Payments Upon Termination or Change in Control” below for additional details.

(3)
The amounts reported in this column are equal to the number of RSUs subject to the award multiplied by $14.05, which was the per share closing price of a share of our common stock on December 31, 2024 on the Nasdaq.

(4)
Following his departure, Mr. Goodkind continues to vest in his outstanding equity awards through June 15, 2025, subject to the terms of his transition agreement. See “Compensation Discussion and Analysis — CFO Transition.”

Option Exercises and Stock Vested
The following table shows the stock options that our NEOs exercised during 2024 and stock awards held by our NEOs that vested during 2024.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting ($)(4)
John Strosahl	—	—	199,392	3,416,662
David Rudow	—	—	—	—
Elizabeth Benz			36,511	641,219
Linh Lam	—	—	45,020	810,576
Beth Tschida			55,885	995,306
Ian Goodkind	26,055	308,711	49,572	880,295

(1)
Represents the gross number of shares acquired upon exercise of vested stock options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(2)
The value realized on exercise is calculated by multiplying the (1) number of shares shown in the table by (2) the market value at the time of exercise less the exercise price.

(3)
Represents the gross number of shares acquired on vesting of RSUs, without taking into account any shares withheld to satisfy applicable tax obligations.

(4)
Represents the value of the vested RSUs calculated by multiplying (1) the number of vested RSUs by (2) the closing price on the date prior to the vesting date.

Pension Benefits and Nonqualified Deferred Compensation
None of our NEOs participated in or received benefits from a pension plan or from a nonqualified deferred compensation plan during 2024 or in any prior year.
Potential Payments Upon Termination or Change in Control
We have employment letter agreements with each of our current NEOs that provide for at-will employment and set forth each NEO’s initial annual base salary (subject to adjustment as set forth in “Compensation Discussion and Analysis — Process for Determining NEO Compensation” above), target annual cash incentive award opportunity (subject to adjustment as set forth in “Compensation Discussion and Analysis — Process for Determining NEO Compensation” above), and eligibility to participate in our benefit plans generally. Each NEO is also subject to our standard confidentiality, invention assignment, non-solicit, non-compete, and arbitration agreement.

Under Mr. Strosahl’s employment letter agreement, upon a termination of Mr. Strosahl’s employment by the Company without Cause or by Mr. Strosahl for Good Reason (as those terms are defined in the employment letter agreement) (each, a “Qualifying Termination”) and subject to Mr. Strosahl’s execution of a separation and release agreement, Mr. Strosahl would receive or be eligible for (as applicable), in addition to any Accrued Amounts (as defined below): (A) a cash severance payment for the applicable severance period (as described below); (B) amounts due for COBRA continuation coverage for the applicable severance period (as described below) (subject to eligibility); and (C) acceleration of 50% of Mr. Strosahl’s then outstanding unvested equity awards that vest based on continued employment or service; provided that, in the event a Qualifying Termination occurs during a Change of Control Period (as discussed further below), (x) the Company would additionally be obligated to pay Mr. Strosahl a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels and (y) 100% of Mr. Strosahl’s then outstanding unvested equity awards that vest based on continued employment or service would accelerate and vest as of the termination date. “Accrued Amounts” include (i) any unpaid base salary through the termination date; (ii) any bonus earned but unpaid with respect to the calendar year ending on or preceding the termination date; (iii) any accrued but unused vacation, payable in accordance with the Company’s vacation policy as in effect on the termination date; and (iv) reimbursement for any unreimbursed business expenses incurred through the termination date.
Under the letter agreement for Mr. Rudow, in the event of a Qualifying Termination, and subject to Mr. Rudow’s execution of a separation and release agreement, Mr. Rudow would receive or be eligible for (as applicable), in addition to any Accrued Amounts: (A) a cash severance payment for the applicable severance period; (B) amounts due for COBRA continuation coverage for the applicable severance period; and (C) a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels; provided, that in the event a Qualifying Termination occurs during a Change of Control Period, 100% of Mr. Rudow’s then outstanding unvested equity awards that vest based on continued employment or service will accelerate and vest as of the termination date.
Under the employment letter agreements for each of Mses. Benz, Lam, and Tschida, in the event of a Qualifying Termination and subject to the applicable NEO’s execution of a separation and release agreement, the NEO would receive or be eligible for (as applicable), in addition to any Accrued Amounts: (A) a cash severance payment for the applicable severance period (as described below); and (B) amounts due for COBRA continuation coverage for the applicable severance period; provided, that in the event a Qualifying Termination occurs during a Change of Control Period, (x) the Company would additionally be obligated to pay the NEO a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels and (y) 100% of the NEO’s then outstanding unvested equity awards that vest based on continued employment or service would accelerate and vest as of the termination date.
The applicable severance periods for our current NEOs are as set forth below:
Named Executive Officer	Severance Period for Qualifying Termination without Change in Control(1)	Severance Period for Qualifying Termination with Change in Control(1)
John Strosahl	12 months	18 months
David Rudow	6 months	12 months
Elizabeth Benz	6 months	12 months
Linh Lam	6 months	12 months
Beth Tschida	6 months	12 months

(1)
The Change of Control Period means the one-year period immediately following a Change of Control and the three-month period immediately preceding a Change of Control. Change of Control has the meaning set forth in the 2020 Plan (as defined below).

Pursuant to the terms of the employment letter agreements as described above, the RSUs granted to certain of our NEOs would vest upon a Qualifying Termination.

The amount of compensation and benefits payable to each current NEO under their existing employment agreements in various termination and change in control situations has been estimated in the tables below. Cash severance amounts were calculated based on the NEO’s base salary as in effect on December 31, 2024 and the NEO’s target 2024 ACIP payout for a qualifying termination with change in control. As applicable, the value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the NEO’s employment termination occurred on December 31, 2024. The per share closing price of the Company’s stock on the Nasdaq as of December 31, 2024 was $14.05, which was used as the value of the Company’s stock in the change in control. The value of RSU vesting acceleration was calculated by multiplying the number of unvested RSUs subject to vesting acceleration as of December 31, 2024, by the per share closing price of the Company’s stock as of December 31, 2024.
The following table describes the potential payments and benefits upon employment termination for Mr. Strosahl, as if his employment terminated as of December 31, 2024.
Executive Benefits and Payment upon Termination	Qualifying Termination Not in Connection with a Change in Control ($)	Qualifying Termination with Change in Control ($)
Compensation:
Cash Severance	550,000	1,375,000
Acceleration of Equity Awards	5,891,629	11,783,257
Health care continuation	32,021	48,032
Total	6,473,650	13,206,289
The following table describes the potential payments and benefits upon employment termination for Mr. Rudow, as if his employment terminated as of December 31, 2024.
Executive Benefits and Payment upon Termination	Qualifying Termination Not in Connection with a Change in Control ($)	Qualifying Termination with Change in Control ($)
Compensation:
Cash Severance	280,943	505,943
Acceleration of Equity Awards	—	5,680,584
Health care continuation	16,011	32,021
Total	296,954	6,218,548
The following table describes the potential payments and benefits upon employment termination for Ms. Benz, as if her employment terminated as of December 31, 2024.
Executive Benefits and Payment upon Termination	Qualifying Termination Not in Connection with a Change in Control ($)	Qualifying Termination with Change in Control ($)
Compensation:
Cash Severance	155,000	371,623
Acceleration of Equity Awards	—	2,913,239
Health care continuation	10,675	21,349
Total	165,675	3,306,211

The following table describes the potential payments and benefits upon employment termination for Ms. Lam, as if her employment terminated as of December 31, 2024.
Executive Benefits and Payment upon Termination	Qualifying Termination Not in Connection with a Change in Control ($)	Qualifying Termination with Change in Control ($)
Compensation:
Cash Severance	160,000	491,664
Acceleration of Equity Awards	—	2,587,589
Health care continuation	4,111	8,222
Total	164,111	3,087,475
The following table describes the potential payments and benefits upon employment termination for Ms. Tschida, as if her employment terminated as of December 31, 2024.
Executive Benefits and Payment upon Termination	Qualifying Termination Not in Connection with a Change in Control ($)	Qualifying Termination with Change in Control ($)
Compensation:
Cash Severance	165,000	506,136
Acceleration of Equity Awards	—	4,298,780
Health care continuation	800	1,599
Total	165,800	4,806,515
CFO Transition
Mr. Goodkind departed from his position as our CFO, effective November 28, 2024. See “Compensation Discussion and Analysis — CFO Transition.” In connection with the CFO transition, among other things, (i) Mr. Goodkind’s 2024 ACIP payout was prorated through November 28, 2024 (valued at approximately $270,000 at the target payout), (ii) Mr. Goodkind received a severance payment equal to six months of base salary and (iii) Mr. Goodkind was entitled to continue to vest in his outstanding equity awards through June 15, 2025 (based on the closing price of our common stock on December 31, 2024 of $14.05, the value of Mr. Goodkind’s retained RSU awards eligible for continued vesting through June 15, 2025 was approximately $1.2 million).
CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer (“PEO”) to the median of the annual total compensation of all of our employees other than our PEO.
In light of the reduction-in-force that was implemented in 2024, we decided that it would be appropriate to re-determine our median employee for the year, resulting in a new median employee. We identified our new median employee for 2024 by using the following methodology, as permitted by the SEC’s pay ratio disclosure rules:
•
Use of a worldwide employee population as of December 31, 2024 (other than the CEO) of approximately 2,603 total employees, which consisted of both full-time and part-time permanent employees and temporary/seasonal employees, such as paid interns. Our total employees population consists of approximately 1,556 employees that were employed in the United States and approximately 1,047 employees that were employed in foreign jurisdictions.

•
We relied on the de minimis exception under the SEC rules and excluded our workforce in the following countries totaling 103 employees (or approximately 4% of our workforce).

Countries excluded	Number of employees
Canada	11
France	24
Ireland	1
Israel	14
Italy	4
Mexico	6
Singapore	4
Sweden	11
Taiwan	28

•
To determine our consistently applied compensation measure, we used (i) estimated base salary paid during 2024 (using the applicable currency conversion rate as reported in our Human Resources system of record) and (ii) grant date value from equity-related transactions during 2024. We chose this as our consistently applied compensation measure because we believe it is representative of employee compensation at the Company.

•
We then ranked from lowest to highest using this compensation measure. This calculation was performed for all of our employees who were employed on December 31, 2024 (except for the exclusions noted above), excluding Mr. Strosahl. Once we selected the median employee, we calculated this employee’s compensation in the same manner as we calculated Mr. Strosahl’s compensation for purposes of the Summary Compensation Table.

For 2024, the annual total compensation for Mr. Strosahl was $7,106,371, and the annual total compensation for our median employee was $103,252, resulting in an estimated pay ratio of approximately 69:1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K (“Item 402(v)”) and does not necessarily reflect the value actually realized by the NEOs or how the Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the Compensation and Nominating Committee seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” beginning on page 20.
The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO Named Executive Officers (collectively, the “Other NEOs”) as presented in the Summary Compensation Table on page 31, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.

Year	Summary compensation table total for current PEO(1)	Summary compensation table total for former PEO(2)	Compensation actually paid to current PEO(1)(3)(8)	Compensation actually paid to former PEO(2)(3)(8)	Average summary compensation table total for non-PEO NEOs(4)	Average compensation actually paid to non-PEO NEOs(4)(3)(8)	Value of initial fixed $100 investment based on:		Net income (in millions)(6)	ARR (in millions)(7)
							Total shareholder return(5)	Peer group total shareholder return(5)
2024	$7,106,371		$3,663,752		$3,598,396	$2,793,579	$35.84	$260.74	$(68.5)	$646.0
2023	$10,026,618	$3,948,556	$10,084,908	$2,743,264	$2,316,573	$1,803,530	$46.07	$190.86	$(110.1)	$588.6
2022		$4,319,536		$20,138,596	$2,710,211	$3,135,587	$54.34	$120.92	$(141.3)	$512.5
2021		$8,476,323		$10,597,836	$5,046,446	$5,759,561	$96.96	$168.40	$(75.2)	$412.5
2020		$765,208		$(4,831,435)	$588,881	$(443,390)	$76.33	$125.18	$(24.1)	$285.3

(1)
Mr. Strosahl was our PEO from September 2, 2023 — December 31, 2024.

(2)
Mr. Hager was our PEO for the fiscal years ended December 31, 2020, 2021, and 2022 and from January 1, 2023 — September 2, 2023.

(3)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(4)
For 2024, Mses. Benz, Lam, and Tschida and Messrs. Rudow and Goodkind were our Other NEOs. For 2023, Mses. Lam and Tschida and Messrs. Goodkind and Wudi were our Other NEOs. For 2022, Mses. Lam and Putman and Messrs. Goodkind, Strosahl, and Wudi were our Other NEOs. For 2021, Ms. Putman and Messrs. Strosahl, Lendino, and Wudi were our Other NEOs. For 2020, Ms. Putman and Mr. Strosahl were the Other NEOs.

(5)
Pursuant to SEC rules, the TSR figures for each applicable year assume a fixed investment of $100 on July 22, 2020. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 500 Information Technology Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.

(6)
Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.

(7)
We have selected ARR as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2024. ARR represents the annualized value of all subscription and support and maintenance contracts as of the end of the period.

(8)
In calculation of compensation actually paid and presented in the table for fiscal year 2024, the following amounts set forth below were deducted and added. The Company does not maintain a pension plan and therefore no pension plan value adjustments were made in the calculation of compensation actually paid.

Adjustments to Calculate CAP to PEO and Average CAP to Other NEOs
Adjustments	Current PEO	Other NEOs
SCT Total	$7,106,371	$3,598,396
Adjustments for stock awards and option awards
(Deduct): Aggregate grant date fair value for stock awards and option awards included in SCT Total for the covered fiscal year	(5,999,997)	(3,095,993)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	4,749,293	2,636,890
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(2,007,558)	(335,794)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(184,357)	(9,921)
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—
Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	—	—
CAP Amounts (as calculated)	$3,663,752	$2,793,579
Relationship between CAP and ARR, Net Income, TSR, and Peer Group TSR
The current PEO CAP decreased in 2024. The average Other NEO CAP increased in 2024. The decrease in the current PEO CAP was largely the result of the decrease in fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end and the decrease in fair value of awards granted in prior fiscal years that were outstanding and unvested at December 31, 2024. The increase in average Other NEO CAP in 2024 was largely the result of the increase in average cash compensation paid in 2024, including additional severance compensation paid.
Jamf’s Net Income and ARR increased for the covered period, which was directionally in line with average Other NEO CAP, whereas current PEO CAP decreased. In addition, Jamf’s cumulative TSR ended lower than the cumulative TSR of Jamf’s Peer Group for the covered period, and was directionally in line with Current PEO CAP, whereas average Other NEO CAP increased.

The graphs below provide additional information regarding the relationship between CAP and ARR, Net Income, TSR, and Peer Group TSR.

CAP vs. ARR ($ in millions)
$646.0
$588.6
$512.5
$412.5
$285.3
$20.1
$10.6
$5.8
$3.1
$10.1
$2.7
$1.8
$3.7
$2.8
$(0.4)
$(4.8)
2020
2021
2022
2023
2024
Compensation actually paid to current PEO
Compensation actually paid to former PEO
Average compensation actually paid to non-PEO named executive officers
ARR

CAP vs. Net income ($ in millions)
$(24.1)
$(75.2)
$(141.3)
$(110.1)
$(68.5)
$20.1
$10.6
$5.8
$3.1
$10.1
$2.7
$1.8
$3.7
$2.8
$(0.4)
$(4.8)
2020
2021
2022
2023
2024
Compensation actually paid to current PEO
Compensation actually paid to former PEO
Average compensation actually paid to non-PEO named executive officers
Net income

CAP (in millions) vs. TSR
$125.18
$168.40
$120.92
$190.86
$260.74
$76.33
$96.96
$54.34
$46.07
$35.84
$20.1
$10.6
$5.8
$3.1
$10.1
$2.7
$1.8
$3.7
$2.8
$(0.4)
$(4.8)
2020
2021
2022
2023
2024
Compensation actually paid to current PEO
Compensation actually paid to former PEO
Average compensation actually paid to non-PEO named executive officers
Jamf total shareholder return
Peer group total shareholder return

2024 Performance Measures
We consider the list below to be Jamf’s most important metrics that link compensation paid to our NEOs, as they are the key metrics that determine the payout of Jamf’s ACIP, as well as certain individual performance goals. For more information on the 2024 ACIP and actual payouts thereunder for each NEO, see “Compensation Discussion and Analysis — Annual Short-Term Cash Incentive Plan” beginning on page 25 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.
ARR
Non-GAAP Operating Income Margin
Non-GAAP Operating Income
Culture & Leadership
Equity Incentives — 2017 Stock Option Plan
The 2017 Plan was originally adopted by our Board and approved by our shareholders in connection with Vista’s acquisition of Jamf. Under the 2017 Plan, we have reserved for issuance an aggregate of 8,470,000 shares of our common stock. The number of shares of common stock reserved for issuance is subject to automatic adjustment in the event of a stock split, stock dividend, or other change in our capitalization.
Our Compensation and Nominating Committee is the administrator of the 2017 Plan. The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, and to determine the specific terms and conditions of each award. The administrator is authorized to exercise its discretion to reduce the exercise price of outstanding stock options or effect the repricing of such awards through cancellation and re-grants without shareholder approval.
Our Board determined not to make any further awards under the 2017 Plan following the completion of our IPO.

Equity and Cash Incentives — 2020 Omnibus Incentive Plan
Our 2020 Omnibus Incentive Plan (the “2020 Plan”) was adopted by our Board and approved by our shareholders in connection with our IPO. Under the 2020 Plan, employees, consultants, and directors of our Company and our affiliates performing services for us, including our executive officers, are eligible to receive awards. The 2020 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards, and performance awards intended to align the interests of participants with those of our shareholders. We initially reserved 14,800,000 shares of our common stock for issuance under the 2020 Plan. The total number of shares reserved for issuance under the 2020 Plan increases on January 1st of each of the first 10 calendar years during the term of the 2020 Plan by the lesser of: (i) a number of shares of our common stock equal to 4% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year or (ii) a number of shares of our common stock as determined by our Board.
The 2020 Plan is administered by our Compensation and Nominating Committee. The Compensation and Nominating Committee has the authority to construe and interpret the 2020 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2020 Plan may be made subject to “performance conditions” and other terms.
2021 ESPP
The 2021 Employee Stock Purchase Plan (the “2021 ESPP”) was adopted by our Board in March 2021 and approved by our shareholders in May 2021. The 2021 ESPP grants employees the ability to designate a portion of their base pay to purchase shares at a price equal to 85% of the fair market value of our shares on the first or last day of each 6-month purchase period. Shares are purchased on the last day of the purchase period. Currently, any officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act is not eligible to participate in the 2021 ESPP. The total number of shares reserved for issuance under the 2021 ESPP increases on January 1st of each of the first 10 calendar years after the first offering date by the lesser of: (i) a number of shares of our common stock equal to 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year or (ii) the number of shares of our common stock as determined by the plan administrator.
Equity Compensation Plan Information
The following table provides information as of December 31, 2024, regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the 2017 Plan, the 2020 Plan, and the 2021 ESPP.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of remaining available securities for future issuance under equity compensation plans
Equity compensation plans approved by shareholders(1)	14,759,763(2)	$6.37(3)	19,887,404(4)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	14,759,763	$6.37	19,887,404

(1)
As December 31, 2024, the number of shares reserved for issuance under our 2017 Plan, 2020 Plan, and 2021 ESPP were 8,470,000 shares, 34,261,070 shares, and 6,695,342 shares, respectively, subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization. The number of shares reserved for issuance under our 2020 Plan automatically increases each January 1st of each of the first 10 calendar years during the term of the 2020 Plan by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31st or such lesser number of shares as determined by our Board. The total number of shares reserved for issuance under the 2021 ESPP automatically increases on January 1st of each of the first 10 calendar years after the first offering date by a number of shares of our common stock equal to 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year or such lesser number of shares as determined by the plan administrator. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire, or are otherwise terminated, other than by exercise, under the 2017 Plan and 2020 Plan will be added back to the shares of common stock available for issuance under such plans.
(2)
Includes 2,265,275 shares issuable upon the exercise of outstanding return target options, 757,343 shares issuable upon the exercise of outstanding service options, and 11,737,145 shares issuable upon the vesting of outstanding RSUs.

(3)
As RSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.

(4)
As of December 31, 2024, there are 128,928 shares available for grant under our 2017 Plan, 14,170,433 shares available for grant under our 2020 Plan, and 5,588,043 shares available for grant under the 2021 ESPP. We no longer make grants under the 2017 Plan.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board and was not affiliated to Vista during 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board or representatives of Vista in 2024, other than reimbursement for their reasonable expenses to attend meetings of our Board and related committees and otherwise to attend to our business. Mr. Strosahl, our Chief Executive Officer, and representatives of Vista receive no compensation for service as directors and, consequently, are not included in this table. The compensation received by Mr. Strosahl in his capacity as an employee of the Company is presented in “Executive Compensation — Summary Compensation Table.”
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Andre Durand	100,000	149,997	249,997
Virginia Gambale	100,000	149,997	249,997
Dean Hager	100,000	149,997	249,997
Kevin Klausmeyer	120,000	149,997	269,997
Vina Leite	120,000	149,997	269,997

(1)
The amount reflects the aggregate dollar amount of all fees earned or paid in cash for services as a director. Differences reflect cash retainers paid to committee chairs.

(2)
Amounts represent the grant date fair value of RSUs granted to the directors as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The assumptions used in calculating the grant-date fair value of the RSUs are set forth in Notes 2 and 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors for these RSUs. As of December 31, 2024, 293,794 unvested RSUs were held collectively by Non-Employee Directors and individually in the following amounts: Andre Durand, 9,416; Virginia Gambale, 9,416; Dean Hager, 256,130; Kevin Klausmeyer, 9,416; and Vina Leite, 9,416.

Non-Employee Director Compensation Structure
We compensate our non-employee and non-Vista directors according to the following structure:
Description	Annual Amount
Cash Compensation	$100,000
Additional cash compensation for chair of committee	$20,000
Equity Compensation	$150,000 (RSUs)
All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise to attend to our business.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval, and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•
the related person’s relationship to us and interest in the transaction;

•
the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•
the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•
the benefits to us of the proposed transaction;

•
if applicable, the availability of other sources of comparable products or services; and

•
an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Related Party Transactions
Other than compensation arrangements for our directors and NEOs, which are described in the section entitled “Executive Compensation” and “Director Compensation,” below we describe transactions during the year ended December 31, 2024 to which we were a participant or will be a participant, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Director Nomination Agreement
For more information on the Director Nomination Agreement that we are party to with Vista, see “Board of Directors and Corporate Governance — Director Nomination Agreement.”
David Breach, Michael Fosnaugh, Charles Guan, Christina Lema, and Martin Taylor, five of our current directors, are employed as President and Chief Operating Officer; Senior Managing Director; Senior Vice President; Managing Director, Deputy Chief Legal Officer and General Counsel; and Senior Managing Director, respectively, of Vista.
Registration Rights Agreement
We are party to a registration rights agreement with Vista. Vista is entitled to request that we register Vista’s shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Vista is also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay Vista’s expenses in connection with Vista’s exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by Vista and its affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Vista and its affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.
Indemnification of Officers and Directors
We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.
Relationship with VCG
We utilize Vista Consulting Group, LLC (“VCG”), the operating and consulting arm of Vista, for consulting services, reimburse VCG for expenses related to participation by Jamf employees in VCG sponsored events, and additionally pay VCG for related fees and expenses. In connection therewith, we paid VCG $0.2 million for the year ended December 31, 2024.
Arrangements with Companies Controlled by Vista
We purchased services annually from certain companies controlled by Vista. We paid such companies approximately $1.1 million in the aggregate during the year ended December 31, 2024. We believe all of these arrangements are on comparable terms that are provided to unrelated third parties.
We received payments annually from certain companies controlled by Vista of $0.2 million in the aggregate during the year ended December 31, 2024. We believe all of these arrangements are on comparable terms that are provided to unrelated third parties.
Lease Arrangements
The Company has an ongoing lease agreement for office space in Eau Claire, WI with an entity in which Mr. Wudi, our Chief Innovation Officer, is a minority owner. The lease terms are consistent with market rates. The Company paid $1.0 million to the lessor entity for the year ended December 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 14, 2025 for:
•
each person or group known to us who beneficially owns more than 5% of our common stock;

•
each of our directors;

•
each of our NEOs; and

•
all of our directors and executive officers as a group.

Each shareholder’s percentage ownership is based on 131,818,239 shares of common stock outstanding as of April 14, 2025. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of April 14, 2025 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Jamf Holding Corp., 100 Washington Ave S., Suite 900, Minneapolis, MN 55401. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Vista Funds	45,358,762(1)	34.4%
Affiliates of Dragoneer Investment Group, LLC	13,450,843(2)	10.2%
Wellington Management Group LLP	10,003,973(3)	7.6%
The Vanguard Group	8,756,608(4)	6.6%
Named Executive Officers and Directors
John Strosahl	525,808(5)	*
David Rudow	—	—
Elizabeth Benz	114,493(6)	*
Linh Lam	12,444	*
Beth Tschida	41,149(7)(8)	*
Ian Goodkind	70,342(9)	*
David Breach	—	—
Andre Durand	112,330(10)	*
Michael Fosnaugh	—	—
Virginia Gambale	17,721(11)	*
Charles Guan	—	—
Dean Hager	1,934,794(12)	1.5%
Kevin Klausmeyer	41,367(13)	*
Vina Leite	24,096(14)	*
Christina Lema	—	—
Martin Taylor	—	—
All executive officers and directors (18 individuals)	3,509,070(15)	2.7%

(1)
As reported on the Schedule 13G/A filed November 13, 2024, represents (a) 24,312,715 shares held directly by Vista Equity Partners Fund VI, L.P. (“VEPF VI”), (b) 14,687,388 shares held directly by Vista Equity Partners Fund VI-A, L.P. (“VEPF VI-A”), (c) 295,855 shares held directly by VEPF VI FAF, L.P. (“VEPF FAF”), (d) 4,490,966 shares held directly by Vista Co-Invest Fund 2017-1, L.P. (“Vista Co-Invest”) and (e) 1,571,838 shares held directly by VEPF VI Co-Invest 1, L.P. (“VEPF Co-Invest” and, together with VEPF VI, VEPF VI-A, VEPF FAF and Vista Co-Invest, the “Vista Funds”). Vista Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of each of VEPF VI, VEPF VI-A and VEPF FAF. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Vista Co-Invest Fund 2017-1 GP, L.P. (“Vista Co-Invest GP”) is the sole general partner of Vista Co-Invest. Vista Co-Invest GP’s sole general partner is Vista Co-Invest Fund 2017-1 GP, Ltd. (“Vista Co-Invest UGP”). VEPF VI Co-Invest 1 GP, L.P. (“VEPF Co-Invest GP”) is the sole general partner of VEPF Co-Invest. VEPF Co-Invest GP’s sole general partner is VEPF VI Co-Invest 1 GP, Ltd. (“VEPF Co-Invest UGP”). Robert F. Smith is the Sole Director and one of the 11 members of each of Fund VI UGP, Vista Co-Invest UGP and VEPF Co-Invest UGP. VEPF Management, L.P. (the “Management Company”), is the sole management company of each of the Vista Funds. The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”), and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, Vista Co-Invest GP, Vista Co-Invest UGP, VEPF Co-Invest GP, VEPF Co-Invest UGP, the Management Company, VEPM and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds. The principal business address of each of the Vista Funds, Fund VI GP, Fund VI UGP, Vista Co-Invest GP, Vista Co-Invest UGP, VEPF Co-Invest GP, VEPF Co-Invest UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.

(2)
As reported on the Schedule 13G/A filed February 14, 2025. Dragoneer Global Fund II, LP, a limited partnership (“DGF II”), is the direct holder of 4,794,271 shares of common stock and Jamboree DF Holdings, LP, a limited partnership (“Jamboree”), is the direct holder of 8,656,572 shares of common stock. As general partner of DGF II, Dragoneer Global GP II LLC, a Delaware limited liability company (“DGF II GP”), may also be deemed to beneficially own the shares of common stock directly held by DGF II. As general partner of Jamboree, Dragoneer CF GP, LLC, a Cayman Islands limited liability company, may also be deemed to beneficially own the shares of common stock directly held by Jamboree. Dragoneer Investment Group, LLC (the “Dragoneer Adviser”) is a registered investment adviser under the Investment Advisers Act of 1940, as amended. As the managing member of Dragoneer Adviser, Cardinal DIG CC, LLC may also be deemed to share voting and dispositive power with respect to our common stock. Marc Stad is the sole member of Cardinal DIG CC, LLC, DGF II GP, and Dragoneer CF GP, LLC. By virtue of these relationships, each of the Marc Stad and Dragoneer Adviser may be deemed to share beneficial ownership of these securities. The address of the principal business office of each of these beneficial owners is One Letterman Dr., Bldg D, Ste M500, San Francisco, CA 94129.

(3)
As reported on the Schedule 13G/A filed on November 8, 2024. Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP each have shared voting power with respect to 8,297,692 shares and shared dispositive power with respect to 10,003,973 shares. Wellington Management Company LLP has shared voting power with respect to 8,286,833 shares and shared dispositive power with respect to 9,443,438 shares. The principal business address of each of these beneficial owners is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(4)
As reported on the Schedule 13G/A filed on January 30, 2025 by The Vanguard Group (“Vanguard”), which indicates that, as of December 31, 2024, Vanguard had sole voting power relative to 0 shares, shared voting power relative to149,293 shares, sole dispositive power relative to 8,533,852 shares, and shared dispositive power relative to 222,756 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Includes 244,750 shares that may be acquired within 60 days upon the exercise of vested options and 35,796 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(6)
Includes 102,967 shares that may be acquired within 60 days upon the exercise of vested options and 11,526 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(7)
Includes 11,878 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(8)
Includes 1,603 shares held by Ms. Tschida’s child.

(9)
Includes 11,612 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(10)
Includes 9,416 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(11)
Includes 9,416 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(12)
Includes 1,749,564 shares that may be acquired within 60 days upon the exercise of vested options and 64,856 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(13)
Includes 9,416 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(14)
Includes 9,416 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(15)
Includes 2,387,589 shares that may be acquired within 60 days upon the exercise of vested options and 232,848 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

PROPOSAL 2 — ADVISORY VOTE ON JAMF’S EXECUTIVE COMPENSATION
(SAY-ON-PAY PROPOSAL)
Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) requires that we provide shareholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our NEOs (commonly known as a “say-on-pay” vote). At our 2022 annual meeting of shareholders, a majority of our shareholders voted, consistent with the recommendation of our Board, to hold an annual say-on-pay vote. The annual vote will continue unless our shareholders vote, at our 2028 annual meeting of shareholders, to approve a different say-on-pay vote frequency, as required pursuant to Section 14(A) of the Exchange Act. Our Board believes that an annual advisory vote on a resolution to approve executive compensation allows our shareholders to provide us with their regular, direct input on our compensation philosophy, policies, and practices.
We are asking shareholders to approve, on an advisory and non-binding basis, the compensation of our NEOs in 2024, as disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table,” and the related compensation tables and narrative disclosure. Although this advisory vote is not binding, our Board and the Compensation and Nominating Committee value our shareholders’ opinions, and the Compensation and Nominating Committee intends to consider the voting results when evaluating our executive compensation program and determining the compensation of our executives in the future.
As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation programs are designed to help us attract, retain, and incentivize talented executives, to closely align pay with performance, and to align the interests of our NEOs with those of our shareholders. We believe in promoting a pay-for-performance culture, and, accordingly, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Nominating Committee has tied a meaningful portion of our NEOs’ compensation to the attainment of key performance goals that we believe will help us attain short- and long-term business objectives and create shareholder value. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation objectives, philosophy, and programs, along with the compensation paid to our NEOs with respect to the year ended December 31, 2024 and the rationale for such compensation.
Shareholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for its 2025 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the accompanying compensation tables and related narrative disclosure.”
The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as described in this Proxy Statement.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the years ended December 31, 2024 and 2023 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP for the years ended December 31, 2024 and 2023:
	2024	2023
Audit Fees(1)	$2,840,000	$2,234,163
Audit-Related Fees(2)	$220,000	$303,713
Tax Fees(3)	$—	$165,000
All Other Fees(4)	$3,600	$3,600

(1)
Audit fees consist of fees and expenses for the annual audit of our consolidated financial statements included in the Annual Report on Form 10-K, the quarterly reviews of our consolidated financial statements included in Quarterly Reports on Form 10-Q, accounting consultations, and services related to other regulatory filings made with the SEC, including fees related to our secondary offerings in the years ended December 31, 2024 and 2023, respectively.

(2)
Audit-Related fees consist of fees and expenses related to due diligence for acquisitions.

(3)
Tax fees consist of fees and expenses for tax advisory services related to acquisitions.

(4)
All other fees include fees and expenses for advisory services related to acquisitions and fees for access to online research software.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Jamf management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s (“PCAOB”) rules on registered public accounting firm independence.
The Audit Committee pre-approved all services provided by Ernst & Young LLP in 2024 and 2023. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If Jamf’s shareholders do not ratify the appointment of Ernst & Young LLP, the

Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Jamf’s best interests to do so.
The Audit Committee and the Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the Nasdaq listing standards) and met four times in 2024. Our Audit Committee operates under a written charter, which is posted on the investor relations section of our website. As provided in its charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:
•
reviewed and discussed the audited financial statements for the year ended December 31, 2024 with our management;

•
discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee:
Kevin Klausmeyer, Chair
Andre Durand
Virginia Gambale
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Jamf specifically incorporates this Audit Committee Report or a portion of it by reference. In addition, this Audit Committee Report shall not be deemed filed under either the Securities Act or the Exchange Act.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named as proxies in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card grants discretionary authority for them to do so.
INCORPORATION BY REFERENCE
The Compensation and Nominating Committee Report and the Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this Proxy Statement includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
AVAILABILITY OF SEC FILINGS, CODE OF ETHICS, CORPORATE
GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments to those reports filed with the SEC, and our Code of Ethics, Corporate Governance Guidelines and the charters of the Audit Committee and Compensation and Nominating Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our the investor relations section of our website, or may be requested in print, at no cost, by email at ir@jamf.com or by mail at Jamf Holding Corp., 100 Washington Ave S., Suite 900, Minneapolis, MN 55401, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our reports can also be accessed on the investor relations section of www.jamf.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.
A paper copy of the annual report on Form 10-K including financial statements and financial statement schedules, but without exhibits, is also available without charge to shareholders upon written request to: Jeff Lendino, Chief Legal Officer and Secretary at 100 Washington Ave S, Suite 900, Minneapolis, MN 55401. Copies of any exhibit will be forwarded upon written request, subject to a reasonable charge for copying and mailing.
COST OF PROXY SOLICITATION
Jamf is paying the expenses of this solicitation. Jamf will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Jamf will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers, and other employees of Jamf may solicit proxies in person or by telephone, facsimile, email, or other similar means.

APPENDIX A
Non-GAAP Financial Measures
In addition to our results that are determined in accordance with GAAP, we believe the non-GAAP measures of non-GAAP gross profit and non-GAAP operating income are useful in evaluating our operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to shareholders because they provide consistency and comparability with our past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Our non-GAAP financial measures are presented for supplemental informational purposes only, and should not be considered a substitute for financial measures presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude certain expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to these non-GAAP financial measures are set forth below. We strongly encourage shareholders to review our consolidated financial statements in their entirety and not rely solely on any single financial measure or communication.
Non-GAAP Gross Profit
We define non-GAAP gross profit as gross profit, adjusted for amortization expense, stock-based compensation expense, acquisition-related expense, payroll taxes related to stock-based compensation, system transformation costs, and restructuring charges. A reconciliation of non-GAAP gross profit to gross profit, the most directly comparable GAAP measure, is as follows:
	Year Ended December 31,
	2024	2023
	(in thousands)
Gross profit	$486,071	$434,512
Amortization expense	12,511	13,529
Stock-based compensation	13,192	11,615
Acquisition-related expense	194	50
Payroll taxes related to stock-based compensation	480	375
System transformation costs	305	51
Restructuring charges	7	—
Non-GAAP gross profit	$512,760	$460,132
Non-GAAP Operating Income
We define non-GAAP operating income as operating loss, adjusted for amortization expense, stock-based compensation expense, acquisition-related expense, offering costs, payroll taxes related to stock-based compensation, system transformation costs, restructuring charges, and extraordinary legal settlements and non-recurring litigation costs. A reconciliation of non-GAAP operating income to operating loss, the most directly comparable GAAP measure, is as follows:

A-1

	Year Ended December 31,
	2024	2023
	(in thousands)
Operating loss	$(69,096)	$(115,249)
Amortization expense	40,022	42,878
Stock-based compensation	97,390	101,000
Acquisition-related expense	5,262	7,361
Offering costs	872	—
Payroll taxes related to stock-based compensation	2,947	2,608
System transformation costs	16,049	4,833
Restructuring charges	9,742	1,393
Extraordinary legal settlements and other non-recurring litigation costs	(122)	559
Non-GAAP operating income	$103,066	$45,383
Operating loss margin	(11)%	(21)%
Non-GAAP operating income margin	16%	8%

A-2

BROADRIDGE CORPORATE ISSUER SOLUTIONSC/O JAMF HOLDING CORP.P.O. BOX 1342BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when youaccess the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/JAMF2025You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS
PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV72407-P26203 JAMF HOLDING CORP. ForAllWithholdAllFor AllExcept To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR thefollowing: 1. Election of Directors Nominees: 01) Dean Hager02) Martin Taylor The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, by an advisory vote, Jamf Holding Corp.’s executive compensation (i.e., “say-on-pay” proposal).3. To ratify the appointment of Ernst & Young LLP as Jamf’s independent registered public accounting firm for the year ending December 31, 2025.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If any other matters properly come before the meeting,the proxies will vote as recommended by our Board or, if there is no recommendation, at their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V72408-P26203 JAMF HOLDING CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERSJune 10, 2025The undersigned hereby appoint(s) John Strosahl, David Rudow, and Jeff Lendino, and each of them, as proxies of the undersigned, each with the power to appoint (his/her/their) substitute, and hereby authorize(s) them to represent and act for and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Jamf Holding Corp. that the undersigned is/are entitled to vote and act at the Annual Meeting of Shareholders of said company to be held virtually at www.virtualshareholdermeeting.com/JAMF2025,at 8:30 A.M. Central Time on June 10, 2025, and any adjournments or postponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE